                                 BASIC LEASE INFORMATION
                                       OFFICE GROSS

LEASE DATE:
(same as date in first paragraph of the Lease)

                                         As of January 22, 1999

TENANT:                                  eToys, Inc., a Delaware Corporation

TENANT'S NOTICE ADDRESS:                 3100 Ocean Park Blvd., Suite 300
                                         (after Commencement Date)
                                         Santa Monica, CA 90405

TENANT'S BILLING ADDRESS:                3100 Ocean Park Blvd., Suite 300
                                         (after Commencement Date)
                                         Santa Monica, CA 90405

TENANT CONTACT: JORDAN POSELL            PHONE NUMBER: (310) 576-6776 ext. 118
                                         FAX NUMBER:   (310) 576-7784

LANDLORD:                                Spieker Properties, L.P., a California
                                         limited partnership

LANDLORD'S NOTICE ADDRESS:               3250 Ocean Park Boulevard, Suite 150
                                         Santa Monica, California 90405

LANDLORD'S REMITTANCE ADDRESS:           P.O. Box 60077
                                         Department 12371
                                         Los Angeles, California 90060-0077

PROJECT DESCRIPTION:                     A project commonly known as Santa
                                         Monica Business Park consisting of
                                         nineteen (19) buildings, as further
                                         shown on Exhibit "B" attached hereto.

BUILDING DESCRIPTIONS:                   A three (3) story office building
                                         containing approximately 141,961
                                         rentable square feet, located at
                                         2850 Ocean Park Boulevard, Santa
                                         Monica, California, as shown on
                                         Exhibit B attached hereto (the "2850
                                         Building").

                                         A three (3)-story office building
                                         containing approximately 141,833
                                         rentable square feet, located at 3100
                                         Ocean Park Boulevard, Santa Monica,
                                         California, as shown on Exhibit B
                                         attached hereto (the "3100 Building").

                                         The term "Building" as used in this
                                         Lease shall collectively mean and
                                         refer to the 2850 Building and the
                                         3100 Building.

PREMISES:                                59,023 rentable square feet of space
                                         commonly known as Suites 225 ("Suite
                                         225"), 230, 240 and 270 of the 2850
                                         Building (collectively, the "2850
                                         Space") and the entire third (3rd)
                                         floor of the 3100 Building (the
                                         "3100 Space"), as shown on Exhibit B
                                         attached hereto.  The 2850 Space
                                         collectively contains 16,873 rentable
                                         square feet (broken down
                                         as follows -- Suite 225 - 12,364
                                         rentable square feet; Suites 230 and
                                         240 - 2,466 rentable square feet;
                                         and Suite 270 - 2,043 rentable
                                         square feet), and the 3100 Space
                                         contains 42,150 rentable square feet.
                                         The term "Premises" shall collectively
                                         mean the 2850 Space and the 3100 Space.
                                         Landlord and Tenant hereby stipulate
                                         and agree to the foregoing square
                                         footage figures.

PERMITTED USE:                           General office, non-medical use

OCCUPANCY DENSITY:                       Six (6) people per 1,000 rentable
                                         square feet of the Premises.

PARKING DENSITY:                         Subject to the terms of Article 4
                                         below, up to five (5) non-exclusive
                                         parking spaces per 1,000 rentable
                                         square feet of the Premises which
                                         will be in common with other tenants
                                         of the Project.  Tenant agrees that
                                         for that portion of the parking
                                         requirements of Tenant at any given
                                         time during the Term (i) which exceed
                                         three (3) non-exclusive parking spaces
                                         per 1,000 rentable square feet of the
                                         Premises, Tenant will utilize
                                         parking on level No. 3 of the
                                         parking structure adjacent to the
                                         Building (which parking structure is
                                         located at 2910 31st Street, Santa
                                         Monica, California, and is
                                         hereinafter referred to as the
                                         "Adjacent Parking Structure"), and
                                         (ii) which exceed 4.5 non-exclusive
                                         parking spaces per 1,000 rentable
                                         square feet of the Premises or occur
                                         during the Seasonal Period (defined
                                         below), Tenant will utilize valet
                                         parking services (provided by
                                         Landlord as an Operating Expense) on
                                         certain levels in the Adjacent
                                         Parking Structure to be designated
                                         by Landlord.  The term "Seasonal
                                         Period" shall mean the months of
                                         October, November, December during
                                         each calendar year of the Term and
                                         January of the immediately following
                                         calendar year.  In addition to
                                         non-exclusive parking spaces, the
                                         Original Tenant (as defined in
                                         Article 39E below) and any Affiliate
                                         (but not any other assignee or
                                         subtenant of the Original Tenant)
                                         shall have the right to lease five
                                         (5) reserved parking spaces in front
                                         of the 3100 Building (the exact
                                         location of which is delineated on
                                         Exhibit "B" attached hereto).

PARKING AND PARKING CHARGE:              Up to 300 non-exclusive parking
                                         spaces and, subject to the preceding
                                         paragraph, five (5) reserved parking
                                         spaces at Landlord's prevailing
                                         market rates plus applicable
                                         governmental taxes.  Landlord's
                                         prevailing market rates for parking
                                         are $60.00 per unreserved parking
                                         space per month and $60.00 per
                                         reserved parking space per month plus
                                         applicable governmental taxes, which
                                         rates are subject to change from
                                         time to time (subject to a cap on
                                         increases in parking rates in
                                         accordance with Article 37 below).

ESTIMATED TERM COMMENCEMENT DATE:        April 1, 1999, subject to the terms
                                         of Article 2 of the Lease.

ESTIMATED LENGTH OF TERM:                Fifty-three (53) months.

TERM EXPIRATION DATE:                    August 31, 2003.

RENT:


                                         2850 SPACE
                                         ----------
          COMMENCEMENT DATE --          AUGUST 31, 1999               $33,746.00 PER MONTH
          SEPT. 1, 1999 --              AUGUST 31, 2000               $34,758.38 PER MONTH
          SEPT. 1, 2000 --              AUGUST 31, 2001               $35,801.14 PER MONTH
          SEPT. 1, 2001 --              AUGUST 31, 2002               $36,875.17 PER MONTH
          SEPT. 1, 2002 --              AUGUST 31, 2003               $37,981.42 PER MONTH

                                         3100 SPACE
                                         ----------
          MONTHS 1 -- 3                 $42,150.00 PER MONTH          ($1.00 PER RENTABLE SQUARE FOOT PER MONTH)
          MONTHS 4 -- 12                $82,192.50 PER MONTH          ($1.95 PER RENTABLE SQUARE FOOT PER MONTH)
          MONTHS 13 -- 24               $85,564.50 PER MONTH          ($2.03 PER RENTABLE SQUARE FOOT PER MONTH)
          MONTHS 25 -- 36               $88,936.50 PER MONTH          ($2.11 PER RENTABLE SQUARE FOOT PER MONTH)
          MONTHS 37 -- 48               $92,730.00 PER MONTH          ($2.20 PER RENTABLE SQUARE FOOT PER MONTH)
          MONTHS 49 -- AUGUST 31, 2003  $96,945.00 PER MONTH          ($2.30 PER RENTABLE SQUARE FOOT PER MONTH)



2850 BUILDING BASE YEAR -- CALENDAR YEAR 1998

3100 BUILDING BASE YEAR -- CALENDAR YEAR 1999

SECURITY DEPOSIT:                        $37,981.42 PLUS $900,000 (which
                                         amount shall be paid to Landlord by
                                         means of a cash security deposit and/
                                         or letter(s) of credit in accordance
                                         with paragraph 39C below).  Landlord
                                         and Tenant acknowledge that (i)
                                         Landlord is currently holding an
                                         amount equal to $583,856.54 as a
                                         security deposit for Tenant's
                                         obligations under the Existing Lease
                                         (as defined in Article 39G below),
                                         (ii) Landlord shall continue to hold
                                         said security deposit as part of the
                                         security deposit which Tenant is
                                         obligated to deliver to Landlord
                                         hereunder, and (iii) Tenant shall be
                                         credited against its obligations to
                                         provide a security deposit to
                                         Landlord under this Lease with the
                                         amount of the security deposit being
                                         held by Landlord under the Existing
                                         Lease.

TENANT'S 2850 SPACE PROPORTIONATE SHARE:  11.88%
TENANT'S 3100 SPACE PROPORTIONATE SHARE:  30.90%

The foregoing proportionate shares are hereby stipulated by Landlord and Tenant to be true and correct.

       The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.


LANDLORD                                 TENANT

Spieker Properties, L.P.,                eToys, Inc.
a California limited partnership         a Delaware corporation

By: Spieker Properties, Inc.,            By: /s/
    a Maryland corporation,                  ------------------------
                                         Its:
                                             ------------------------

By: /s/                                   By: /s/
   ------------------------                  ------------------------
Its:                                     Its:
   ------------------------                  ------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.  PREMISES................................................................ 1

2.  POSSESSION AND LEASE COMMENCEMENT....................................... 1

3.  TERM.................................................................... 2

4.  USE..................................................................... 2

5.  RULES AND REGULATIONS................................................... 5

6.  RENT.................................................................... 5

7.  OPERATING EXPENSES...................................................... 6

8.  INSURANCE AND INDEMNIFICATION.......................................... 15

9.  WAIVER OF SUBROGATION.................................................. 17

10.  LANDLORD'S REPAIRS AND MAINTENANCE.................................... 18

11.  TENANT'S REPAIRS AND MAINTENANCE...................................... 19

12.  ALTERATIONS........................................................... 20

13.  SIGNS................................................................. 21

14.  INSPECTION/POSTING NOTICES............................................ 21

15.  SERVICES AND UTILITIES................................................ 22

16.  SUBORDINATION......................................................... 26

17.  FINANCIAL STATEMENTS.................................................. 26

18.  ESTOPPEL CERTIFICATE.................................................. 26

19.  SECURITY DEPOSIT...................................................... 27

20.  LIMITATION OF TENANT'S REMEDIES....................................... 27

21.  ASSIGNMENT AND SUBLETTING............................................. 28

22.  AUTHORITY............................................................. 30

23.  CONDEMNATION.......................................................... 30

24.  CASUALTY DAMAGE....................................................... 31

25.  HOLDING OVER.......................................................... 33

26.  DEFAULT............................................................... 34

27.  LIENS................................................................. 36

28.  SUBSTITUTION.......................................................... 36

29.  TRANSFERS BY LANDLORD................................................. 37

30.  RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS....................... 37

31.  WAIVER................................................................ 37

32.  NOTICES............................................................... 37

33.  ATTORNEYS' FEES....................................................... 38

34.  SUCCESSORS AND ASSIGNS................................................ 38

35.  FORCE MAJEURE......................................................... 38

36.  SURRENDER OF PREMISES................................................. 38

37.  PARKING............................................................... 39

38.  MISCELLANEOUS......................................................... 40

39.  ADDITIONAL PROVISIONS................................................. 42

40.  STANDARD FOR CONDUCT AND CONSENT...................................... 48

41.  JURY TRIAL WAIVER..................................................... 48

                                     LEASE


        THIS LEASE is made as of the 22nd day of January, 1999, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and eToys, Inc., a Delaware corporation (hereinafter called "TENANT").

                                 1.  PREMISES

        Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "PREMISES") outlined in red on EXHIBIT B and described in the Basic Lease Information.

        Tenant's rights to the Premises shall include the limited right to use and access upon reasonable prior notice to Landlord, the janitorial closet and the electrical and telephone rooms on the floors containing the Premises as reasonably necessary for Tenant's effective and efficient use of the Premises. Upon reasonable prior notice to Landlord, Tenant, at its sole expense, shall also be permitted to enter such areas to service its equipment. Upon reasonable prior notice to Landlord, Tenant, at its sole expense, shall have the right to use, or access, any ceilings or space above the ceilings on the floors or walls containing the Premises to the extent necessary to service Tenant's equipment in the Premises and to run wires, cables, and other conduits to the Premises to the extent permitted by applicable laws. In addition, upon reasonable prior notice to Landlord, Tenant, at its sole expense, shall be allowed to use such space as necessary for providing utility services such as the installation of computer cable conduits. Notwithstanding anything to the contrary set forth in this Lease, (i) in no event shall Tenant (A) take any action in the Premises or the Project which may affect the base, shell and core or any of the Project's systems or equipment, (B) take any action which may interfere with the use or occupancy by another tenant in the Project of its premises or the exercise by another tenant in the Project of similar rights, or (C) take any action which may impair the health or safety of any of the occupants of the Project or violate any Regulations, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; and
(ii) Landlord shall have the right to have a representative of Landlord present to supervise or otherwise coordinate any such action by Tenant.

        The Premises shall be all or part of a building (the "BUILDING") and of a project (the "PROJECT"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on EXHIBIT
B. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's
Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A; provided that Tenant's obligations under Paragraph 7 below shall not be increased as a result of additional buildings or facilities being added to the Project and such changes shall not materially and adversely interfere with Tenant's use of or access to the Premises.

                    2.  POSSESSION AND LEASE COMMENCEMENT

        A. CONSTRUCTION OF IMPROVEMENTS. The term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the 3100 Space and commences business therefrom; or (2) the first Monday following the date Tenant receives a factually correct notice that the improvements to be constructed or performed in the 3100 Space by Landlord (the "Tenant Improvements") shall have been substantially completed in accordance with the plans and specifications described on EXHIBIT C. Landlord shall use its commercially reasonable efforts to provide Tenant with at least ten (10) business days' advance notice of Landlord's estimated date of substantial completion of the 3100 Space. The terms "substantially completed" or "substantial completion" shall mean: (1) all the Building systems and equipment are operational to the extent necessary to service the 3100 Space; (2) Landlord has completed all work required to be performed by Landlord in accordance with the Plans as certified by Landlord's architect, excluding "punch-list" items which do not adversely and materially affect Tenant's use and occupancy of the 3100 Space and shall be completed as soon thereafter as reasonably practicable; (3) Landlord has obtained a certificate of occupancy for the 3100 Space, or its legal equivalent; and (4) Tenant has been provided the number of parking privileges and spaces to which it is entitled under the Lease and has been provided access to the 3100 Space, Building and Project parking facilities in accordance with the terms of this Lease. In the event the Term Commencement Date does not occur by July 31, 1999 (the "Outside Commencement Date"), which date shall be extended by governmental delays (up to but not exceeding 90 days), Force Majeure Delays (defined below) (up to but not exceeding 90 days) (provided that in no event shall the Outside Commencement Date be extended by more than 90 days, in the aggregate, for Force Majeure Delays and governmental delays) and Tenant Delays (defined below), Tenant shall have the right to terminate this Lease by delivering ten (10) days' prior notice to Landlord at any time prior to the occurrence of the Term Commencement Date. Subject to the preceding sentence, if for any reason Landlord cannot deliver possession of the 3100 Space to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the 3100 Space at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease). Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within thirty (30) days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Landlord shall deliver within sixty (60) days of the Term Commencement Date to Tenant a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the 3100 Space (subject to latent defects and Tenant's rights under any warranties assigned to Tenant pursuant to the Improvement Agreement attached hereto as Exhibit "C") and to the determination of the Term Commencement Date, in accordance with the terms of this Lease. Tenant shall execute and return said Start-Up Letter to Landlord within ten (10) business days following Tenant's receipt of the same, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the 3100 Space or affect determination of the Term Commencement Date.

        Landlord represents to Tenant that, to the best of Landlord's actual knowledge (without any independent inquiry or investigation), Landlord has not received any notice from any governmental authority informing Landlord that the 2850 Building or the 3100 Building is in violation of the Americans With Disabilities Act of 1990 (41 U.S.C. 12101 et seq.), as well as the regulations and accessibility guidelines promulgated thereunder (collectively, "ADA"), or any laws, ordinances or statutes of the City of Santa Monica or State of California based upon or similar to ADA (collectively, the "Santa Monica Disability Codes") for new construction without regard to grandfathering. In the event any portion of the Project (including the Premises) does not comply with ADA or Santa Monica Disability Codes, and Tenant is not responsible for such non-compliance in accordance with the terms of this Lease, then as Tenant's sole remedy (other than Tenant's right to recover from Landlord any claims, losses or damages suffered by Tenant as a result of a third party claim brought against Tenant), Landlord shall be obligated to promptly, at Landlord's sole cost and expense (and not as an Operating Expense pass-through item), rectify said violation and cause the 2850 Building and/or 3100 Building and/or Project to be in material compliance with ADA or the Santa Monica Disability Codes, as applicable.

                                     3.  TERM

        The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect until August 31, 2003, or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                      4.  USE

        A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose. Tenant shall control Tenant's (and Tenant's assignees' and subtenants') employees, independent contractors and agents

(collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the occupant density (the "OCCUPANCY DENSITY") or the parking density (the "PARKING DENSITY") specified in the Basic Lease Information at any time. Notwithstanding the definition of Occupancy Density set forth in the Basic Lease Information, unless otherwise approved by Landlord, upon an assignment of this Lease or a sublease of all or a portion of the Premises to other than an Affiliate, the "Occupancy Density" with respect to the portion of the Premises affected by the assignment or sublease shall be reduced to 5 people per 1,000 rentable square feet of office space. If Tenant and Tenant's Parties exceed the Occupancy Density, Tenant shall be directly responsible for any additional costs actually incurred by Landlord as a result of such excessive Occupancy
Density, including without limitation, costs for excess use and excess wear and tear (i.e. additional costs to maintain elevators, elevator lobbies, . . .). Notwithstanding the definition of Parking Density set forth in the Basic Lease Information, upon an assignment of this Lease or a sublease of all or a portion of the Premises to other than an Affiliate, the "Parking Density" with respect to the portion of the Premises affected by the assignment or sublease shall be reduced to 4.5 non-exclusive parking spaces per 1,000 rentable square feet of office space. Tenant shall pay the Parking Charge specified in the Basic Lease Information for spaces leased by Tenant as Additional Rent (as hereinafter defined) hereunder. Tenant and Tenant's Parties and any approved subtenants and/or assignees shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such reasonable, non-discriminatory rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, provided Landlord agrees to use its commercially reasonable efforts not to materially and adversely interfere with Tenant's use of or access to the Premises and parking facilities.

        Landlord shall have the right to alter the Common Areas from time to time so long as any such alteration does not materially and adversely impair Tenant's use or access to the Premises; provided, however, Landlord shall use its best efforts to provide Tenant with fifteen (15) business days prior notice of any of the actions set forth in this Section 4A, above, to be taken by Landlord if such action will materially and adversely interfere with Tenant's ability to (i) conduct business in the Premises, (ii) gain access to and from the Building and the parking facilities and adjacent streets, or
(iii) use the parking facilities. All of Landlord's entries and the performance of Landlord's work pursuant to this Lease, shall be scheduled and performed, as applicable, so as to use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises and parking facilities. Tenant may, subject to Landlord's prior approval, designate certain areas of the Premises as "Security Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may only enter such Security Areas upon two (2) business days' notice to Tenant which notice shall specify the date and time of such entry by Landlord; provided, however, that Landlord may enter the Security Areas without notice to Tenant in the event of an emergency, in which case Landlord shall provide Tenant with notice of such entry promptly thereafter.

                Landlord shall maintain the Building and Project in a manner consistent with the manner in which the Building and pRoject are being maintained as of the date of this Lease. Subject to the terms and conditions of this Lease, Tenant shall have access to the Premises and the parking facilities serving the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

        B. LIMITATIONS. Tenant shall not permit unreasonable amounts (as reasonably determined by Landlord) of any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract, provided that Landlord agrees to use its reasonable efforts to enforce said rules and other terms or provisions in order to ensure compliance therewith.

        C. COMPLIANCE WITH REGULATIONS. By entering the Premises, Tenant accepts the Premises in its "AS-IS" condition existing as of the date of such entry, subject to any punchlist items, latent defects, structural defects and any covenants and/or representations set forth in this Lease and Tenant's rights under any warranties assigned to Tenant pursuant to the Improvement Agreement attached hereto as Exhibit "C". Except for items which are Landlord's responsibility hereunder, Tenant shall at its sole cost and expense cause its use and occupancy of the Premises and any Alterations (defined in Paragraph 12 below) performed by or on behalf of Tenant (except those performed by Landlord) to strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, ADA and the Santa Monica Disability Codes, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials caused by Tenant or any employee, agent, representative, contractor, licensee or invitee of Tenant (hereinafter defined) (collectively "REGULATIONS"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible for any capital improvements, costs incurred to comply with ADA or the Santa Monica Disability Codes, for costs to comply with environmental or fire/life/safety laws or structural work required to be performed unless such work is required by reason of Tenant's particular use of the Premises (other than as general office use), any Alterations performed by or on behalf of Tenant, any Tenant Improvements which do not constitute normal general office improvements, or as a result of any act of Tenant or any of Tenant's agents, representatives, employees, contractors or invitees (in which event Tenant shall be responsible for said capital improvement costs, compliance costs or structural work, as applicable).

     D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware if caused by Tenant. Landlord shall have the right at all reasonable times to inspect the

Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant to the extent it is determined Tenant is not in compliance with said provisions. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and its directors, officers, employees, agents, successors and assigns harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D.

    E. Landlord represents to Tenant that, to the best of Landlord's actual knowledge (without any independent inquiry or investigation), the Premises and the Building are in material compliance with all Regulations as of the date of this Lease. Landlord shall indemnify, defend, protect and hold harmless Tenant, its affiliates, their respective directors, officers, employees, agents and successors and assigns harmless from and against any and all claims, demands, causes of action, judgments, injuries, damages, penalties, fines, costs, liabilities or losses and attorneys' fees, consultant fees and court costs arising out of, directly or indirectly, any Hazardous Material in, on or about the Project or the Premises which was created, handled, placed, stored, used, transported or disposed of by Landlord, excluding, however, any Hazardous Material whose presence was caused by Tenant or its affiliates or their respective agents.

     F. To the extent the representation set forth in the first sentence of paragraph 4E above is breached or to the extent otherwise required by any Regulations, Landlord agrees, at its sole cost and expense and not as an Operating Expense, to (i) commence to remove, restore, remediate and/or otherwise abate any Hazardous Materials located in the Project not caused by Tenant or any of Tenant's employees, agents, representatives, contractors, licensees or invitees, and (ii) diligently pursue such removal, restoration, remediation or abatement to completion.

     G. Notwithstanding anything to the contrary set forth in this Lease, the provisions of this Section 4 and the obligation or each party hereunder shall survive the expiration or earlier termination of this Lease.

                        5.  RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as EXHIBIT A and any other reasonable, non-discriminatory rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations, provided that Landlord agrees to use its reasonable efforts to enforce said rules and regulations in a uniform, non-discriminatory manner against all tenants of the Project.

    Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that the rules and regulations for the Project shall not be
(i) modified or enforced in any way by Landlord so as to unreasonably and materially interfere with the permitted use set forth in the Lease or Tenant's access to the Premises, Building or Project parking facility, or
(ii) discriminatorily enforced against Tenant and not against other tenants of the Project. Landlord agrees that none of the rules and regulations for the Project shall be used to prohibit the conduct of any business from the Premises which Tenant is permitted to conduct, unless said conduct constitutes a nuisance to other tenants of the Project or materially injures or impairs the reputation or image of the Project as a professional office park. In the event any other tenant or occupant fails to comply with the rules and regulations for the Project, and such non-compliance unreasonably and materially interferes with Tenant's use of the Premises, Landlord shall use its reasonable efforts to cause such other tenants and/or occupants to comply with such rules and regulations.

                                  6.  RENT

     A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand, except as otherwise provided herein, throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, except as otherwise provided herein, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Bass Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

     B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's 2850 Space Proportionate Share of 2850 Building Operating Expenses and Tenant's 3100 Space Proportionate Share of 3100 Building Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and the late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT' shall mean Base Rent and Additional Rent.

                        7.  OPERATING EXPENSES

    A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, beginning with the expiration of the applicable Base Year specified in the Basic Lease Information, Tenant shall pay as Additional Rent, (i) Tenant's 2850 Space Proportionate Share of increases in the 2850 Building Operating Expenses (defined below) over the 2850 Building Operating Expenses incurred by Landlord during the 2850 Building Base Year ("2850 Building Base Year Operating Expenses"), and (ii) Tenant's 3100 Proportionate Share of increases in the 3100 Building Operating Expenses (defined below) over the 3100 Building Operating Expenses incurred by Landlord during the 3100 Building Base Year ("3100 Building Base Year Operating Expenses"), all as determined in the manner set forth below. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord shall, to the extent appropriate, reasonably adjust Tenant's 2850 Space Proportionate Share and/or Tenant's 3100 Space Proportionate Share to reflect the change, provided that Tenant's obligations under this Paragraph 7 shall not be increased as a result thereof.

           "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the 2850 Building or 3100 Building, as applicable, and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be reasonably necessary or desirable to the 2850 Building or 3100 Building, as applicable, (as determined in a reasonable manner in accordance with sound real estate management principles) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the 2850 Building or 3100 Building as applicable, pursuant to this Lease or such other tenants' leases. The "2850 Building Operating Expenses" shall mean those Operating Expenses which relate to the ownership, management, maintenance, repair, preservation, replacement and/or operation of the 2850 Building. The "3100 Building

Operating Expenses" shall mean those Operating Expenses which relate to the ownership, management, repair, preservation, replacement and/or operation of the 3100 Building. "Operating Expenses" shall collectively mean and refer to the 2850 Operating Expenses and the 3100 Operating Expenses. The Operating Expenses shall include, but are not limited to, the following:

             (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, mandatory transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the 2850 Building or 3100 Building, as applicable, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy of the Premises or 2850 Building or 3100 Building, as applicable, or any portion thereof, including, without limitation, by or for Tenant, and all, except as otherwise provided herein, increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the 2850 Building or 3100 Building, as applicable, or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the 2850 Building or 3100 Building, as applicable, or taxes computed upon the basis of the net income of any owners of any interest in the 2850 Building or 3100 Building, as applicable. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. There shall be included within the definition of "Taxes" with respect to any calendar year only the amount currently payable on any bonds or assessments, including interest for such tax calendar year or the current annual installment for such calendar year, and such shall be paid in the maximum number of installments allowable. Tax refunds shall be credited against Taxes and refunded to Tenant, regardless of when received, based on the year to which the refund is applicable. For purposes of this Lease, Taxes shall be calculated as if the tenant improvements in the 2850 Building and 3100 Building were fully constructed and the 2850 Building and 3100 Building, all parking facilities and all tenant improvements in the 2850 Building and 3100 Building were fully assessed for real estate tax purposes, specifically excluding any Proposition 8 reduction. Notwithstanding anything to the contrary contained in the Lease, Taxes shall not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts), (ii) any items for which Tenant or other tenants are liable pursuant to their lease (other than as Operating Expense pass through item), or (iii) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any real property taxes or assessment, when due, or (iv) taxes on tenant improvements in any space in either the 2850 Building or the 3100 Building or the Project based upon an assessed level in excess of $25.00 per rentable square foot. After written request (the "Tax Notice") by Tenant, at Landlord's option, either (i) Landlord shall diligently pursue claims for reductions in the Taxes of the Building, Project or any part thereof, in which event Landlord shall provide Tenant with detailed information as to how Landlord will pursue such claims, (ii) Tenant may pursue such claims with Landlord's concurrence, in the name of Landlord, or (iii) Tenant may pursue such claims, at Tenant's expense (except as otherwise set forth in this paragraph), in the name of Landlord without Landlord's concurrence. In the event that Landlord does not elect either item (i) or (ii), above, within thirty (30) days of receipt of the Tax Notice, Tenant shall thereafter have the right to pursue such claims under item (iii), above. If either Landlord agrees to pursue such claims or concurs in the decision to pursue such claims but elects to have them pursued by Tenant, the cost of such proceedings shall be paid by Landlord and included in taxes in the fiscal year such expenses are paid. If Tenant pursues such claims without obtaining Landlord's concurrence and such contest is successful, then the cost of such proceedings, but in no event more than the cumulative tax savings achieved, shall be included in Operating Expenses in the fiscal year such expenses are paid, and Landlord shall pay or reimburse to Tenant such cost. Tenant may give a Tax Notice prior to the issuance of the actual tax bill by the taxing authority or receipt by Tenant of a billing from Landlord for Tenant's proportionate share thereof. If Tenant pursues any claims for reductions in Taxes pursuant to the terms hereof, Tenant shall notify Landlord in writing, on a regular basis, of the status of such claims and provide Landlord with a copy of any correspondence or other information delivered to or received by Tenant in connection therewith.

            (a) PROPOSITION 13 PROTECTION. Despite any other provision of this Lease, if (x) with respect to the 2850 Space, during the period ending on August 31, 2001, any sale, refinancing, or change in ownership of the 2850 Building is consummated and, as a result, all or part of the 2850 Building is reassessed ("Reassessment") for real estate tax purposes by the appropriate government authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election), and (y) with respect to the 3100 Space, during the initial Term there is a reassessment of the 3100 Building, the terms of this Paragraph 7(A)(1)(a) shall apply.

                 I. For purposes of this Paragraph 7(A)(1)(a), the term "Tax Increase" shall mean that portion of the Taxes, as calculated immediately following the Reassessment, that is attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, that is:

                       (1) Attributable to the initial assessment of the value of the 2850 Building or 3100 Building, as applicable, the base, shell and core of the 2850 Building, or 3100 Building, as applicable, or the tenant improvements located in the 2850 Building or 3100 Building, as applicable;

                       (2) Attributable to assessments pending immediately before the Reassessment, but not otherwise excludable, that were conducted during, and included in, that Reassessment or that were otherwise rendered unnecessary following the Reassessment;

                       (3) Attributable to the annual inflationary increase in real estate taxes; or

                       (4) Part of Taxes incurred or considered to be incurred during the applicable Base Year as determined under this Lease.

                 II. With respect to the 2850 Space, during the period ending on August 31, 2001, Tenant shall not be obligated to pay any portion of the Tax Increase relating to a Reassessment of the 2850 Building occurring during the period ending on August 31, 2001.

                 III. With respect to the 3100 Space, during the initial Term, Tenant shall not be obligated to pay any portion of the Tax Increase relating to a Reassessment of the 3100 Building occurring during the initial Term.

                 IV. The amount of Taxes that Tenant is not obligated to pay or shall not be obligated to pay during the Term in connection with a particular Reassessment under the terms of this Paragraph 7(A)(1)(a) shall be referred to as the Proposition 13 Protection Amount. If a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to that Reassessment may be reasonably quantified or estimated for each Lease Year beginning with the Lease Year in which the Reassessment will occur, the terms of this Paragraph 7(A)(1)(a) shall apply to each such Reassessment. On notice to Tenant, Landlord shall have the right to purchase the entire Proposition 13 Protection Amount relating to the applicable Reassessment (Applicable Reassessment), at any time during the Term, by paying to Tenant an amount equal to the Proposition 13 Purchase Price, as defined below, as long as the right of any successor of Landlord to exercise its right of repurchase under this Lease shall not apply to any Reassessment that results from the event under which that successor became Landlord under this Lease. As used in this Lease, the term "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. The present value shall be calculated by:

                       (1)  Using the portion of the Proposition 13
                            Protection Amount attributable to each remaining Lease Year (as though the portion of that Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year) as the amounts to be discounted; and

                       (2) Using discount rates for each amount to be discounted equal to:

                            (A) The average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease
                            Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, using the rates in effect as of Landlord's exercise of its right to purchase, as set forth in this Paragraph 7(A)(1)(a); plus

                            (B)  two percent (2%) per annum.

                 On payment of the Proposition 13 Purchase Price, subparagraphs (II) and/or (III), as applicable, of this Paragraph 7(A)(1)(a) shall not apply to any Taxes attributable to the Applicable Reassessment. Because Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, an adjustment shall be made when a Reassessment occurs. If Landlord has underestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, credit Tenant's Rent next due with the amount of that underestimation (and Landlord's successor in interest shall be bound by any such underestimation). If Landlord has overestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, increase Tenant's Rent next due by the amount of the overestimation.

             (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord with respect to the 2850 Building or 3100 Building, as applicable, including for the insurance coverage set forth in Paragraph 8.A. herein.

             (3)  COMMON AREA MAINTENANCE.

                  (a) Repairs, replacements, and general maintenance of and for the 2850 Building or 3100 Building, as applicable, and public and common areas and facilities of and comprising the 2850 Building or 3100 Building, as applicable, including, but not limited to, the roof and roof membrane, windows, elevators, restrooms, conference rooms, health club facilities (if any), lobbies, mezzanines, balconies, mechanical rooms, building exteriors, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, loading areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the 2850 Building or 3100 Building, as applicable, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance; those items attributable solely or jointly to specific tenants of the 2850 Building or 3100 Building, as applicable, and those items specifically excluded from Operating Expenses.

                  (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the 2850 Building or 3100 Building, as applicable, that in Landlord's discretion may reduce any other Operating Expenses (only to the extent of cost savings), including present or future repair work, are reasonably necessary for the health and safety of the occupants of the 2850 Building or 3100 Building, as applicable, or are required to comply with any Regulation enacted after June 25, 1998 (with respect to the 2850 Building Operating Expenses) and after the date hereof (with respect to the 3100 Building Operating Expenses), such costs or allocable portions thereof to be amortized over their respective useful life, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, than at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

                  (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the 2850 Building or 3100 Building, as applicable.

                  (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises and the 2850 Building or 3100 Building, as applicable, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, 2850 Building or 3100 Building, as applicable, exterior maintenance landscaping and expenses related to the administration, management and operation of the 2850 Building or 3100 Building, as applicable, including without limitation salaries, wages and benefits of personnel up to the level of the Project director (and/or vice president responsible for the Project) and building engineer and fair market management office rent (based on size and rent per square foot).

                  (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises or 2850 Building or 3100 Building, as applicable, including without limitation services and utilities provided pursuant to Paragraph 15 hereof.

                  (f) Reasonable legal expenses and the cost of audits by certified public accountants (other than in connection with defending operating expense audits performed by other tenants) relating to the 2850 Building or 3100 Building, as applicable; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

                     (g) The deductible portion of any repair costs for the 2850 Building or 3100 Building, as applicable, covered by earthquake insurance, provided that said deductible portion shall be amortized over a fifteen (15) year period.

                     (h) A management and accounting cost recovery fee equal to five percent (5%) of the sum of the Project's base rents and Operating Expenses to the extent not included in such base rents (other than such management and accounting fee).

     If the rentable area of the 2850 Building and/or 3100 Building, as applicable, is not at least ninety-five percent (95%) occupied during any fiscal year of the Term (including the applicable Base Year), an adjustment shall be made in computing the variable components of 2850 Building Operating Expenses and/or 3100 Building Operating Expenses, as applicable, for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of the 2850 Building Operating Expenses and 3100 Building Operating Expenses, as applicable, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

     Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Project, the initial construction cost of the Project, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3)(b) above. Notwithstanding anything herein to the contrary, in any instance wherein Tenant uses excessive services of the 2850 Building or 3100 Building, as applicable, or otherwise creates a greater burden on the operation of the 2850 Building or 3100 Building, as applicable, than other tenants, except as specifically allowed by this Lease (such determination to be adjusted based on relative square footages of the space leased by Tenant and other tenants), Landlord shall have the right to reasonably allocate any such additional costs.

     Landlord (x) shall not collect or be entitled to collect from Tenant an amount in excess of Tenant's applicable share of one hundred percent (100%) of the 2850 Building Operating Expenses and 3100 Building Operating Expenses actually paid or incurred by Landlord; and (y) shall reduce the amount of the 2850 Building Operating Expenses and 3100 Building Operating Expenses, as applicable, by any refund or discount received by Landlord in connection with any expenses previously included in the 2850 Building Operating Expenses and/or 3100 Building Operating Expenses (such reduction to be credited to Tenant in the year in which the refund or discount is received by Landlord). Notwithstanding the foregoing, for the purposes of this Lease, the Operating Expenses shall not, however, include:

     I. bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in the Operating Expenses) or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

     II. marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project;

     III. costs of inspecting and correcting defects in the Project (including without limitation, defects discovered as a result of earthquake damage) and costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project;

     IV. the cost of providing any service directly to an paid directly by any tenant;

     V. any costs expressly excluded from the Operating Expenses elsewhere in this Lease;

     VI. costs of any items (including, but not limited to, costs incurred by Landlord for the repair or damage to the Project or Building) to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be deducted from the Operating Expenses in the year in which received) or from a third party (such proceeds to be credited to the Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within the Operating Expenses of the Project);

     VII. Costs of a capital nature, including, without limitation, capital improvements, capital repairs and capital equipment; except for those (i) acquired to reduce the Operating Expenses (amortized at an annual rate reasonably calculated to equal the amount of the Operating Expenses to be saved in each calendar year throughout the Term of the Lease, as reasonably determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce the Operating Expenses), together with interest at the actual interest rate incurred by the Landlord, or
(ii) incurred after the Term Commencement Date in order to comply with any governmental law or regulation that was enacted subsequent to the Term Commencement Date (but specifically not including any re-enactment or subsequent codification, local or otherwise, of any laws or regulations existing as of the Term Commencement Date, including without limitation the Americans with Disabilities Act or any state or local codifications thereof) provided that such capital costs shall be amortized over their useful life, together with interest at the actual interest rate incurred by Landlord; all other capital expenditures shall be excluded from the Operating Expenses;

     VIII. rentals and other related expenses for leasing a HVAC system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project) which if purchased, rather than rented, would constitute a capital improvement not included in the Operating Expenses pursuant to this Lease;

     IX. depreciation, amortization and interest payments, except as specifically included in the Operating Expenses pursuant to the terms of this Lease and except on material, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

     X. costs incurred by Landlord for alterations (including structural additions), repairs, equipment and tools which are of a capital nature and/or which are considered capital improvements or replacements under generally accepted accounting principles, consistently applied, except as specifically included in the Operating Expenses pursuant to the terms of this Lease;

     XI. expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge;

     XII. costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

     XIII. overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;

     XIV. Landlord's general corporate overhead and general and administrative expenses, excluding on-site management to the level of Project director (and/or vice president responsible for the Project) and Project engineer and on-site accounting attributable to the Project, but including costs associated with the operation of the business of the ownership or entity which constitutes "Landlord," as distinguished from the costs of building operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees or with its Project management;

     XV. advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs, except for Project directories or Project standard signage;

     XVI. electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if the floor was vacant);

     XVII. tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

     XVIII.costs arising from Landlord's charitable or political contributions;

     XIX. costs of installing, maintaining and operating any specialty service operated by landlord including without limitation, any luncheon club or athletic facility, or the repair thereof;

     XX. costs necessitated by or resulting from the gross negligence of Landlord, or any of its agents, employees or independent contractors;

     XXI.  any ground lease rental;

     XXII. costs of capital acquisition of sculptures, paintings or other objects of art;

     XXIII. costs of earthquake insurance (except to the extent maintained in the applicable Base Year);

     XXIV. notwithstanding any contrary provision of this Lease, including without limitation, any provision relating to capital expenditures, costs arising from the presence of "hazardous materials," "hazardous substances," and/or "toxic substances," as defined in any federal, state, county or local law, including asbestos, in or about the Building and the Project; and

     XXV. Management fees to the extent in excess of that specifically includable in Operating Expenses.

     The Operating Expenses shall also include the 2850 Building's and the 3100 Building's respective share of Project Operating Costs (defined below), such share to be based upon the rentable square footage of the 2850 Building and 3100 Building, as applicable, divided by the rentable square footage of all the office buildings comprising the Project. The term "Project Operating Costs" shall include all expenses incurred of the type included in the Operating Expenses but which are directly and separately identifiable to the ownership, operation and maintenance of areas of the Project which are owned by Landlord other than the 2850 Building, the 3100 Building or other office buildings within the Project, such as real property taxes applicable to the Common Areas, liability insurance with respect to the Common Areas, maintenance service for all of the buildings within the Project and repair costs with respect to the entire Project. To the extent that, in Landlord's reasonable judgment, it may not be equitable to allocate certain Project Operating Costs on a pro rata basis based upon the rentable areas of the buildings in the Project, then Landlord may allocate the same on such basis as Landlord, in its reasonable judgment, determines to be equitable.

     The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same.
Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent of Landlord's negligence or willful misconduct or to the extent that Landlord has specifically agreed elsewhere in this Lease to provide the same.

     B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's estimate of the Operating
Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner and do not result in any net increase to Tenant. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year on a line item by line item basis. Tenant shall pay Tenant's applicable share of the difference between Estimated Operating Expenses for the respective building and the applicable Base Year Operating Expenses for each building with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord reasonably determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's applicable share of the revised difference between Estimated Operating Expenses and the applicable Base Year Operating Expenses for each building for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

     C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year, over the applicable Base Year Operating Expenses for each building, determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable (but in no event beyond two (2) years following such 120th day), Landlord shall deliver to Tenant a reasonably detailed statement (line item by line item basis) of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's applicable share of actual increases in each building's Operating Expenses over the applicable Base Year Operating Expenses for each building, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's applicable share of actual increases in each building's Operating Expenses over the applicable Base Year Operating Expenses for each building, then (provided that Tenant is not in default under this Lease beyond applicable notice and cure periods) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement (which Landlord agrees to use its commercially reasonable efforts to deliver within six (6) months following the end of the applicable fiscal year). Tenant's obligation to pay increases in each building's Operating Expenses over the applicable Base Year Operating Expenses for each building, shall commence on January 1 of the year succeeding the applicable Base Year. Should this Lease terminate at any time other than the last day of the fiscal year, Tenant's applicable share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Tenant shall in no event be entitled to any credit if applicable Operating Expenses in any year are less than applicable Base Year Operating Expenses. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's applicable share of increases in each building's Operating Expenses (unless Landlord still has not provided any required statement within two (2) years following the date said statement was required to be delivered pursuant to the terms hereof).

     D. GROSS LEASE. This shall be a gross Lease; however, it is intended that Base Rent shall be paid to Landlord absolutely net of all costs and expenses other than Operating Expenses each year equal to Tenant's applicable share of applicable Base Year Operating Expenses for each building, except as otherwise specifically provided to the contrary in this Lease. The provisions for payment of increases in each building's Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities, in excess of the applicable Base Year Operating Expenses, now and in subsequent years as may be reasonably determined by Landlord to be necessary or desirable to the Building and/or Project.

     E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than two hundred seventy (270) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, without waiving its rights, to cause Landlord's books and records with respect to applicable Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant's applicable share of the applicable Operating Expenses previously reported, the cost of such audit shall be borne by Landlord, otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within two hundred seventy (270) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

          8  INSURANCE AND INDEMNIFICATION

A     LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

          (1) PROPERTY INSURANCE. Landlord agrees to maintain All Perils property insurance insuring the Building at all times against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord (in its reasonable discretion). At its election, Landlord may (but shall have no obligation to) obtain earthquake, and/or pollution, in amounts selected by Landlord (in its reasonable discretion). Landlord represents to Tenant that as of the date of this Lease, Landlord carries "All-Perils" coverage and rental income insurance for twelve (12) months.

          (2) OPTIONAL INSURANCE. Landlord shall carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine (in its reasonable discretion), provided such insurance is reasonably comparable (as determined by Landlord) to that being carried by other landlords of Comparable Projects (as defined in paragraph 39E below). Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises, except as otherwise provided herein.

B     TENANT'S INSURANCE.

          (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Perils" basis, insuring such property for the full replacement value of such property.

          (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured-Managers or Lessors of Premises Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insured if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insured; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

          (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy Limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

          (4) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to provide Landlord with thirty (30) days' notice of cancellation or change in terms. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in "Best's Insurance Guide" and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Seven Thousand Five Hundred Dollars ($15,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, after five (5) business days prior notice to Tenant, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

     C INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to or resulting from: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties within the Premises;
(2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request or for the account of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project (other than by Landlord); (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from a the gross negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. Provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

          Landlord shall indemnify, defend, protect and hold harmless Tenant from any and all loss, cost, liability, damage, claims, injuries or expense, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action or judgments, directly or indirectly arising out of or related to or resulting from (1) the negligence or willful misconduct of Landlord or its agents, servants, employees, contractors or licensees (collectively, "Landlord's Parties") within the Project (but outside of the Premises), (2) the activities or failures to act of Landlord or Landlord's Parties within the Project (but outside of the Premises), (3) any default by Landlord under the terms of this Lease, or (4) Tenant's use of the Project in general (other than its occupancy and use of the Premises) (except for damage to the tenant improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises to the extent such damage is covered by insurance Tenant is required to carry pursuant to Paragraph 8B). The foregoing indemnity by Landlord shall not be applicable to claims to the extent arising from the gross negligence or wilful misconduct of Tenant or Tenant's Parties.

                              9 WAIVER OF SUBROGATION

     To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                       10 LANDLORD'S REPAIRS AND MAINTENANCE

     Landlord shall at Landlord's expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building, Landlord shall furthermore be responsible, at its sole cost and expense (not as an Operating Expense), for repairing any latent or patent structural defects in the Building, except to the extent any such defect is caused, exacerbated or aggravated by any acts of Tenant or any of Tenant's Parties. Landlord shall also use its commercially reasonable efforts to keep the Building and Project free from any infestation of insects, rodents, bugs or other animals. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.

     Without limiting the generality of the foregoing, Landlord shall diligently maintain, repair and keep in a clean and sanitary working order and condition equal to the standards of the Comparable Projects as part of Operating Expenses to the extent allowable under this Lease: (i) the foundations, roof and all structural aspects of the Building, the Common Areas, and the parking facilities; (ii) all nonstructural aspects of the Building which relate to more than one (1) tenant's premises, or which no tenant of the Building is required to maintain and repair, including all systems and facilities necessary for the operation of the Building and the provision of services and utilities as required herein, and the electrical, mechanical, plumbing, lighting, lifesafety, fire sprinkler, HVAC and security systems, fixtures, and equipment located in the Premises and all other elements thereof; (iii) the parking facilities; and (iv) the Common Areas, including, but not limited to, elevators and escalators, electrical, mechanical and plumbing systems, fixtures and equipment, restrooms, structural components, lighting, heating, ventilating and air conditioning equipment and systems and security systems and all other areas or elements thereof. Any damage caused by or repairs necessitated by any negligence or wilful misconduct of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same (subject to the immediately succeeding paragraph). Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24 or elsewhere in this Lease. By taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given, subject to punchlist items, latent defects, structural defects, any covenants and/or representations set forth in this Lease, Tenant's rights under any warranties assigned to Tenant pursuant to the Improvement Agreement attached hereto as Exhibit "C" and the performance by Landlord of its obligations under this Paragraph 10.

     Except in the case of emergency, Landlord shall use its best efforts to provide Tenant with at least forty-eight (48) hours prior written notice (unless such entry is approved by the on-site manager for a lesser time period or with respect to janitorial or normal periodic minor maintenance and upkeep) of Landlord's intent to enter the Premises, shall use reasonable efforts to minimize any interference to Tenant, shall attempt to reasonably schedule such entry with Tenant and shall attempt to make all such entries during normal business hours.

     If Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the provision of utilities and/or services and/or repairs and/or maintenance as set forth in ARTICLES 10 AND 15 of this Lease, and Landlord fails to provide such action as required by the terms of this Lease, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice (or less in the event of an emergency) to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest at the Applicable Interest Rate (defined below). In the event Tenant takes such action, and such work will affect, in Landlord's reasonable determination, any of the Building systems and equipment, structural integrity or exterior appearance of the Building, Tenant shall use only those contractors used by Landlord in the Project for such work unless such contractors are unwilling or unable to perform such work within a reasonable period of time, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable projects. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice together with interest at the Applicable Interest Rate. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to institute legal proceedings against Landlord to collect the amount set forth in the subject invoice. For purposes of the first sentence of this paragraph, Landlord shall not be deemed to have "failed to provide such action as required by the terms of this Lease" if Landlord commences any requisite repair work within a reasonable period of time (in light of the required repair) following Landlord's receipt of written notice of the need for repairs and Landlord prosecutes such repair work toward completion with reasonable diligence.

                        11  TENANT'S REPAIRS AND MAINTENANCE

     Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises (including partitions and interior dry walls) (other than Building systems and equipment and the structural parts of the Premises) and such portions of the Building as are within the exclusive control of Tenant in good repair and condition, reasonable wear and tear excepted, clean and secure condition and promptly make all necessary repairs and replacements with materials and workmanship of the same character, kind and quality as the original, except to the extent the necessity for any such repairs or replacements results from Landlord's negligence or willful misconduct of Landlord. Notwithstanding anything to the contrary contained herein, but subject to the terms of the last paragraph of Article 8 above, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by the negligence or wilful misconduct of Tenant or Tenant's Parties.

                                  12  ALTERATIONS

     A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations (and shall be granted or denied within fifteen (15) business days following Landlord's receipt of Tenant's request therefor [together with all relevant information required by Landlord with respect to such Alterations] , stating detailed reasons for denial) which: (a) comply with all applicable Regulations; (b) in Landlord's reasonable opinion, do not adversely affect the structure of the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans
With Disabilities Act); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations (to the extent plans and specifications are reasonably required), construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable, non-discriminatory rules and regulations for contractors and subcontractors performing such work, all of which shall not be unreasonably withheld or delayed. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. Tenant shall have the right to use non-union contractors to perform all or a portion of the Alterations, but only to the extent (i) Tenant provides Landlord with prior written notice of its request to hire a non-union contractor, and (ii) hiring non-union contractors does not violate any contracts to which Landlord is a party. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12, nor constitute any warranty or representation that the same complies with all applicable Regulations, for which Tenant shall at all times be solely responsible. Tenant shall reimburse Landlord for all actual, out-of-pocket costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay no administration fee to Landlord. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, at the time of Landlord's consent (or if Landlord's consent is not required, within ten (10) business days following Tenant's notice to Landlord of its intention to perform any Alterations) require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant (but not the Tenant Improvements constructed in accordance with the Improvement Agreement attached hereto as Exhibit "C") and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations which Landlord timely required Tenant to remove or Tenant's trade fixtures or furniture or other personal property at the expiration or earlier termination of this Lease, Landlord may keep and use them or remove any of them and cause them to be stored or sold all in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord within thirty (30) days.

     Notwithstanding anything to the contrary contained herein, Tenant may make any cosmetic Alterations which do not affect the Building systems and equipment, exterior appearance of the Building, or structural aspects, by providing Landlord with notice not less than ten (10) business days prior to the commencement thereof. Landlord's consent shall not be required with respect to any such Alterations provided the cost of said Alterations do not exceed $50,000 in any twelve (12) month period. Tenant may not make any Alterations which may affect the Building systems and equipment, exterior appearance of the Building, or structural aspects or which require a permit from the applicable governmental authorities, without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to commencement thereof, and which consent may be withheld by Landlord in its reasonable discretion. Any time Tenant proposes to make Alterations which require the consent of Landlord pursuant to this Section, Tenant's notice regarding the proposed Alterations shall be provided together with the plans and specifications for the Alterations, and Landlord shall approve or disapprove of the same within fifteen (15) business Days after its receipt of all of the same.

     B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.


                                     13. SIGNS

     Except as otherwise set forth in Paragraph 39D below, Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name and/or logo shall be included in any Building-standard door and directory signage in buildings containing the Premises (such directory signage not to exceed one (1) line per 1,000 rentable square feet of the Premises), if any, in accordance with Landlord's Building signage program, including without limitation, payment by Tenant of any Project standard reasonable fee charged by Landlord for installing and/or maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics (except directories) by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                           14. INSPECTION/POSTING NOTICES

     After forty-eight (48) hours prior notice (unless approved by Tenant's on-site manager for lesser time period or with respect to janitorial or normal periodic minor maintenance and upkeep), except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises at all reasonable times to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (only during the last nine months of the Term), purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem reasonably necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations or access to the Premises and Landlord shall attempt to reasonably schedule any such entry with Tenant and make entries during normal business hours. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry, except as otherwise provided herein. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem reasonably necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within nine (9) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Building and/or Project a suitable sign indicating that the Premises are available for lease.

                             15. SERVICES AND UTILITIES

     A. Subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises during ordinary business hours (which business hours, as of the date of this Lease, are 7:00 a.m. to 6:00
p.m. Monday through Friday, as such hours may change from time to time, excluding legal holidays generally recognized by most Comparable Projects (as defined in Paragraph 39E below)), water for kitchen, lavatory and drinking purposes and electricity, heat and air conditioning as usually furnished or supplied for use of the Premises for reasonable and normal office use (consistent with other tenants in the Project). Notwithstanding the foregoing, and subject to all of the other terms and conditions of this Lease, water, elevator service, electricity and heat and air conditioning shall be furnished or supplied for use of the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Subject to Landlord's approval (not to be unreasonably withheld or delayed), Tenant shall have the right to provide supplemental water systems in order to service the Premises.

     B. Landlord shall provide adequate electrical wiring, facilities and power for normal general office use as reasonably determined by Landlord (but not including above-standard or continuous cooling for excessive heat-generating machines, excess lighting or equipment), and elevator service, which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord. For purposes of this Paragraph 15B, the term "power for normal general office use" shall equal five (5) watts connected load per usable square foot of the Premises on an annual basis. Landlord represents to Tenant that the electrical capacity for the Premises equals seven (7) watts demand load per usable square foot of the Premises on an annual basis.

     C. Tenant shall have the right to install its own supplemental air-conditioning units, provided that Landlord approves of the installation of such units pursuant to Section 12 and the same does not interfere with the operation systems and equipment, including without limitation, the Building heating, ventilation and air-conditioning systems (as determined by Landlord in its reasonable discretion); provided, however, Tenant shall be solely responsible for all costs relating to the installation and operation of such units, and shall, upon Landlord's request, remove such units upon the expiration or earlier termination of the Term and shall cause such units to be separately metered at Tenant's expense.

     D. Landlord shall provide janitorial services in accordance with the janitorial specifications attached hereto as Exhibit "F".

     E. Landlord will maintain reasonable security measures at the Project, as determined by Landlord in its reasonable discretion given the character and nature of the Project. Subject Landlord's approval as to the method of installation and type of security system, Tenant shall have the right to install its own security system and/or personnel provided (i) Landlord and its agents, representatives and employees shall be able to reasonably access the Premises for any purposes for which Landlord is entitled to access the Premises under this Lease (including, without limitation, for emergency purposes), (ii) the same does not interfere with the Building systems or equipment, (iii) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, loss, damage or expenses suffered by Landlord resulting from or arising out of the installation of said security system or maintenance of security personnel, and (iv) upon Landlord's request (and notwithstanding anything to the contrary set forth in Paragraph 26 below), Tenant shall remove any such system upon the expiration or earlier termination of this Lease and repair any damage caused by such removal.

     F. Notwithstanding anything to the contrary contained in this Article 15, with respect to the 3100 Space, (i) if the two (2) twenty (20) ton supplemental HVAC units located on the roof of the 3100 Building (the "20-Ton Units") are not required to provide air conditioning to the 3100 Space for reasonable and normal office use, then (A) there shall be no additional charge to Tenant for normal HVAC usage during ordinary business hours of generally recognized business days, (B) the charge to Tenant for after-hours HVAC usage shall equal the actual utility costs incurred by Landlord to provide HVAC usage from the 20-Ton Units (the "20-Ton HVAC Supply Costs"), and (C) any work necessary to allow for the distribution of air conditioning from the 20-Ton Units into the 3100 Space (i.e. ducting) shall be part of and applied against the Tenant Improvement

Allowance (as defined in the attached Improvement Agreement); and (ii) if the 20-Ton Units are required to provide air conditioning to the 3100 Space for reasonable and normal office use, then (a) the 20-Ton HVAC Supply Costs incurred by Landlord during ordinary business hours of generally recognized business days shall be paid for by Landlord as an Operating Expense, (b) for any after-hours HVAC usage, Tenant shall be directly responsible for the 20-Ton HVAC Supply Costs and the actual costs incurred by Landlord to operate the other HVAC units serving the 3100 Space (which actual costs are currently at a rate of $15.00 per unit and $10.00 per zone, as such rates may be reasonably adjusted by Landlord based upon Landlord's actual costs [with the per-zone charge to be reduced to $5.00 per zone for any additional zones beyond the first two zones] per hour), and (c) Landlord shall, at Landlord's expense (not to be applied against the Tenant Improvement Allowance), perform the work necessary to allow for the distribution of air conditioning from the 20-Ton Units into the 3100 Space (with the costs of all other HVAC-related work to be applied against the Tenant Improvement Allowance -- i.e., installation of controls, distribution to ceilings or specified areas within the 3100 Space and thermostat controls).

          With respect to the 2850 Building, Tenant acknowledges that Landlord currently charges Twenty-five Dollars ($25.00) per hour for after-hours heat or air-conditioning. Tenant further acknowledges that such hourly charge shall be applicable to any after-hours heat or air-conditioning which Tenant requests and obtains from the 2850 Building's heating and air-conditioning system.

     G. Landlord agrees that the charge for after-hours heating or air conditioning shall not be increased in any calendar year by more than 10% from that charged for the preceding calendar year (calculated on a cumulative basis). Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the reasonable, non-discriminatory regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system (other than standard office equipment), Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord within thirty (30) days after demand by Landlord.

     H. Tenant shall not without written consent of Landlord (which shall not be unreasonably withheld or delayed) use any apparatus, equipment or device in the Premises, including without limitation, electronic data processing machines, and other over-standard machines using electric current or water, in excess of or which will in any way increase the amount of electricity or water being furnished or supplied for the use of the Premises (which, with respect to electricity consumption, is in excess of 5 watts per usable square foot of the Premises) or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises, Tenant shall first procure the written consent of Landlord (which shall not be unreasonably withheld or delayed), and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Except as otherwise provided herein, Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises; (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project, whether by Regulation or otherwise beyond Landlord's reasonable control; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise beyond Landlord's reasonable control; nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Provided the utility services provided to Tenant are not materially reduced or impaired, Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time, so long as the cost to provide said utilities or services arc reasonably competitive with that of other providers or suppliers. Tenant shall have no right to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. Tenant shall cooperate, at no expense to Tenant, with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith. Landlord agrees to use its best efforts to minimize any interference caused to Tenant's business operations as a result of such access.

     I. In the event that Tenant requires utilities (other than electricity, water and HVAC) and/or services in excess of what Landlord is required to provide during Business Hours, Landlord agrees to use its commercially reasonable efforts to provide such extra utilities and services, and Tenant agrees to pay to Landlord its then standard charge for any such extra utilities or services.

     J. For all utilities furnished to the Premises and separately billed to or metered to Tenant in accordance with the terms of this Paragraph 15, Tenant shall pay the charges therefor within 30 days after written demand from Landlord. For all other utilities furnished to the Premises, Tenant shall pay Tenant's applicable share of all charges jointly serving the Project in accordance with Paragraph 7. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

     K. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for more than three (3) consecutive business days or ten (10) business days in any twelve (12) month period following Landlord's receipt of written notice from Tenant (which notice shall not be deemed given until the following non-holiday weekday if it is given on a Saturday, Sunday or holiday) (the "Eligibility Period") as a result of any (i) repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform and which was required by this Lease (which is not necessitated by the negligence of Tenant or its employees, agents, contractors or invitees) and which substantially interferes with Tenant's use of the Premises, and (ii) interruption in any of the following building services required to be provided by Landlord (so long as it is not due to the fault or neglect of Tenant, its agents, employees, contractors or invitees): heating, ventilation and air conditioning, fire life safety, electrical services, janitorial service or water or any other "essential" building service (each such circumstance to be known as an "Abatement Event"), then Tenant's rent and parking charges shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises and all of Tenant's parking charges shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent and parking charges allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.
If the Eligibility Period continues for more than six (6) consecutive months, and the Abatement Event is reasonably capable of being remedied by Landlord
(and is not an event covered by Articles 23 or 24 below), then Tenant shall have the right to elect to terminate this Lease effective ninety (90) days thereafter by notifying Landlord in writing of such election within five (5) business days following the end of such six (6) consecutive month period and thereafter during the first five (5) business days after each calendar month following the end of such six (6) consecutive month period until such time as the Abatement Event is remedied and Tenant is able to conduct its business from the Premises. The six (6) consecutive month period set forth in this paragraph shall not be extended by any delays in remedying the Abatement
Event which result from a Force Majeure Delay (as defined in Paragraph 35 below).

          Notwithstanding anything to the contrary contained herein, the terms of Article 23 and 24 shall govern and control Tenant's right to any rental abatement as a result of any event covered by Article 23 or 24 below.

     L. Landlord agrees to maintain and operate the Common Areas in a manner consistent with the manner in which the Common Areas are being maintained and operated as of the date of this Lease.

                                 16. SUBORDINATION

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that such successor agrees that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within fifteen (15) business days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in a commercially reasonable form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement.

     Landlord shall provide Tenant within sixty (60) days from the date of Tenant's execution of the Lease, a commercially reasonable non-disturbance agreement in favor of Tenant, from any ground lessors, mortgage holders or lien holders then in existence. Landlord also agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Term of the Lease in consideration of, and as a condition precedent to, Tenant's agreement to be bound by Article 16 of the Lease.

                              17. FINANCIAL STATEMENTS

     At the request of Landlord from time to time and, if Tenant is not a public company, upon Landlord's signing a commercially reasonable confidentiality agreement, Tenant shall provide to Landlord Tenant's current financial statements prepared in the normal course of business, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                              18. ESTOPPEL CERTIFICATE

     Tenant agrees from time to time (but no more than two (2) times per year), within fifteen (15) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, to Tenant's actual knowledge, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such fifteen (15) business day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply within two (2) business days after Tenant's receipt of a notice from Landlord notifying Tenant of its failure to provide said estoppel certificate within the foregoing fifteen (15) business day period or makes any material misstatement in any such certificate.

     Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

                                19. SECURITY DEPOSIT

     Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held by Landlord, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, beyond any applicable notice and cure period, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of such deposit shall be returned by Landlord to Tenant within ninety (90) days after termination of this Lease, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties, to clean the Premises and to compensate Landlord for Landlord's reasonable estimate of any additional amounts to be owed by Tenant to Landlord on account of Tenant's proportionate share of Operating Expenses. Landlord agrees to invest the amount of the cash portion of the Security Deposit provided by Tenant under this Lease which exceeds $37,981.42 into a three (3) month certificate of deposit account at a financial institution selected by Landlord (with such certificate of deposit to rollover for successive periods of three (3) months each). The interest earned on such certificate of deposit account shall accrue for the benefit of Tenant, subject to Landlord's right to apply the Security Deposit (including said interest) in accordance with the terms hereof against any of Tenant's obligations under this Lease. To the extent Landlord properly applies any portion of the Security Deposit against Tenant's obligations under this Lease and a penalty is incurred in connection with such application due to the early withdrawal of said funds from the certificate of deposit account, then Tenant shall be responsible for restoring the Security Deposit to its original amount immediately prior to said application, subject to the terms of Paragraph 39C below. Accordingly, the amount received by Landlord from the certificate of deposit account, together with any penalty amount assessed in connection with said withdrawal, shall be paid by Tenant to Landlord to replenish the Security Deposit.

                        20. LIMITATION OF TENANT'S REMEDIES

     The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, including all rental income, insurance, condemnation and net sale proceeds, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in this Lease, including Paragraph 23.B. below, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                           21. ASSIGNMENT AND SUBLETTING

     A.   (1   GENERAL. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntary or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least twenty (20) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Within twenty (20) days following Landlord's receipt of the Transfer Notice, Landlord shall notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant for the period of time so requested by Tenant (provided that Landlord shall have no such termination right during the initial Term); or (ii) to consent to the proposed assignment or sublease, or (iii) deny consent for reasonable grounds detailed to Tenant. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

          (2   CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in a commercially reasonable form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would violate the Occupancy Density or Parking Density of the Building or Project; the proposed assignee or subtenant is not of sound financial condition in light of its obligations under any such sublease or assignment; the proposed assignee or subtenant is a governmental agency with the power of condemnation or high foot traffic or otherwise of a character which is not consistent (in Landlord's reasonable opinion) with the professional image of the Building or the character of the other tenants therein; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation (as determined by Landlord in its reasonable discretion); the proposed assignee or subtenant is a person with whom Landlord is actively negotiating to lease space in the Project (which for purposes of this Lease shall mean that a written lease proposal/counter-proposals setting forth the material business terms of a proposal lease transaction have been exchanged within the immediately proceeding three (3) month period between Landlord and the proposed transferee) or is a present tenant of the Project; the assignment or subletting would entail any use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, beyond applicable notice and cure provision. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A.(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's actual out-of-pocket costs for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees (not to exceed $1,500 in the aggregate).

     B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after deducting any Subleasing Costs (defined below) incurred by Tenant in connection with said sublease or assignment (which Subleasing Costs shall be amortized over the term of said sublease or assignment), shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. "Subleasing Costs" shall mean reasonable, out-of-pocket expenses for (i) any changes, alterations and improvements to the Premises in connection with the transfer, (ii) any brokerage commissions in connection with the transfer,
(iii) any costs to buy-out or takeover the previous lease of a transferee,
(iv) reasonable legal fees incurred in connection with the transfer including those fees and costs reimbursed to

Landlord pursuant to this Lease, (v) provided Tenant is marketing the Premises (or a portion thereof) for sublease or assignment after Tenant is no longer occupying said space, the amount of Base Rent paid by Landlord during the period from the date Tenant is no longer occupying all or a portion of the Premises until the commencement date of such sublease or assignment (with such Base Rent payments to be appropriately prorated in the event of a sublease of a portion of the Premises) and (vi) any other "out-of-pocket" monetary concessions reasonably provided in connection with the transfer including, but not limited to, tenant improvement or decorating allowances (collectively, the "Subleasing Costs"). Tenant may recoup all Subleasing Costs before any profit is paid to Landlord pursuant to the terms hereof.

     C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. The terms of this Paragraph 21B shall not apply if Tenant becomes a publicly traded company on a nationally or regionally recognized stock exchange or in connection with Tenant becoming a publicly traded company or in connection with the investment of money into Tenant (without a change in the present control of Tenant).

     D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms, or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

     E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. From and after the date of any default by Tenant under this Lease, beyond any applicable notice and cure period, until such default is cured, Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void to such extent.

     F. SUBLEASE AND ASSIGNMENT. Notwithstanding anything to the contrary contained in this Section, neither (i) an assignment or subletting of all or a portion of the Premises (A) to an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), or (B) to a purchaser of all or substantially all of the assets of Tenant or of an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), (ii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or of an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), nor
(iii) the temporary use or occupancy of portions of the Premises (not to exceed 8,000 rentable square feet, in the aggregate) by a party or parties in connection with the transaction of business with Tenant or with an entity which is controlled by, controls or is under common control with Tenant (or with a valid assignee of this Lease), shall be subject to the Landlord's consent (collectively, such entities, purchasers, and parties shall be referred to herein collectively or individually as an "Affiliate"), provided such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. Tenant shall immediately notify Landlord of any such assignment, purchase, transfer, sublease, action, or use. For purposes of this Lease, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

                                   22. AUTHORITY

     Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant represents and warrants that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                  23. CONDEMNATION

     A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

     B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of an such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises beyond the Term.

     C. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation awarded Tenant for Tenant's personal property, fixtures and moving costs, shall be and remain the property of Tenant.

     D. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                                24. CASUALTY DAMAGE

     A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY") and Tenant has determined that Landlord is not otherwise aware of such Casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after the earlier of Landlord's receipt of such notice or Landlord's becoming aware of the Casualty, Landlord shall notify Tenant whether in Landlord's estimation (as reasonably certified by Landlord's contractor) restoration of the Premises can reasonably be made within two hundred ten
(210) days from the date of such notice ("Landlord's Damage Notice"). Landlord's contractor's reasonable determination shall be binding on Tenant.

     B. WITHIN 210 DAYS. If the Premises or Building should be damaged by Casualty to such extent that restoration can in Landlord's estimation be reasonably completed within two hundred ten (210) days after the earlier of the date of such notice, or Landlord's becoming aware of the Casualty, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises to its pre-existing condition, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy and Tenant does not occupy the same.

     C. GREATER THAN 210 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within two hundred ten (210) days after the earlier of the date of such notice or Landlord's becoming aware of the Casualty, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and to its pre-existing condition. Landlord shall notify Tenant of its election within thirty (30) days after the earlier of Landlord's receipt of notice of the damage or destruction or Landlord's becoming aware of the Casualty. Landlord may only elect to terminate this Lease hereunder if Landlord terminates all leases of similarly damaged space in the Building. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy and Tenant does not occupy the same.

     D. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage (except to the extent of rental income insurance proceeds actually received by Landlord) and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

     E. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord (other than any deductible portion and an additional amount up to 5% of the total replacement cost of the 2850 Building and/or 3100 Building, as applicable) or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance (other than any deductible portion and an additional amount up to 5% of the total replacement cost of the 2850 Building or 3100 Building, as applicable) or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

     F. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

     G. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, except to the extent resulting from Landlord's negligence or willful misconduct, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

     H. TENANT'S TERMINATION RIGHT. If Landlord does not elect to terminate this Lease pursuant to Paragraph 24C above and if the estimated date by which Landlord's repair obligations are expected to be sufficiently completed so that Tenant can resume normal business operations in the affected portions of the Premises (the "Estimated Completion Date") is greater than two hundred ten (210) days after the earlier of the date Landlord receives notice of the Casualty or Landlord's becoming aware of the Casualty, Tenant may elect, no later than thirty (30) days after Tenant's receipt of Landlord's Damage Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice, which date shall be not greater than ninety (90) days after the date of delivery of Tenant's notice. Furthermore, if neither Landlord nor Tenant have terminated this Lease and the repairs are not actually completed within two hundred ten (210) days after the date Landlord receives notice of the Casualty (which two hundred ten (210) day period shall be extended by Force Majeure Delays [which delays shall not exceed sixty (60) days] and by any delays resulting from the acts or omissions of Tenant and/or its agents, employees or contractors), Tenant shall have the right to terminate this Lease within five (5) business days after the end of such period and thereafter during the first five (5) business days after each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of the date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period. If Landlord undertakes repair and/or restoration pursuant to Paragraph 24B and thereafter determines that it will not be able to complete the same within the two hundred ten (210) day period set forth herein, then Landlord shall promptly notify Tenant thereof and shall provide Tenant with Landlord's revised estimate of the date upon which Landlord will complete the same ("Revised Completion Date"). Within ten (10) business days after Tenant's receipt of such notice, Tenant shall have the right to elect to terminate this Lease or to agree to extend the two hundred ten (210) day period to the Revised Completion Date. Such notice by Landlord shall identify Tenant's option pursuant to the preceding sentence. Tenant's failure to elect to terminate or to extend such time period to the Revised Completion Date by written notice to Landlord within such ten (10) business day period shall be conclusively deemed to be Tenant's election to extend the time to the Revised Completion Date. Upon any such termination of this Lease pursuant to this Paragraph 24, Tenant shall pay the monthly Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term.

     I. LAST 12 MONTHS OF TERM. Landlord and Tenant shall each have the right to terminate this Lease in the event any material damage by Casualty occurs during the last twelve (12) months of the Term.

                                  25. HOLDING OVER

     Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then (i) for the first two (2) months of such retention, Tenant shall pay to Landlord Base Rent (in addition to its other obligations under this Lease) for each day of such retention in an amount equal to one hundred twenty-five percent (125%) of the amount of Base Rent as of the last month prior to the date of expiration or earlier termination, and (ii) thereafter, Tenant shall pay to Landlord Base Rent (in addition to its other obligations under this Lease) for each day of such retention in an amount equal to one hundred fifty percent (150%) of the amount of Base Rent as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then, upon notice to Tenant and the expiration of two (2) days following said notice, Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any commercially reasonable time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply to the extent Landlord is delayed in causing a new tenant to take occupancy of all or a portion of the Premises. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                    26. DEFAULT

     A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

          (1) ABANDONMENT. Abandonment of the Premises for a continuous period in excess of five (5) business days after written notice. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

          (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder within five (5) days following written notice that said amount is due, as to which time is of the essence
     (which notice shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law).

          (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for thirty (30) days after written notice of such failure, as to which time is of the essence, provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default.

          (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

          (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty (60) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

          (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such appointment remains undismissed or undischarged for a period of sixty (60) days after the order therefor.

          (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof.

          (8) INSOLVENCY. The admission signed by Tenant in writing of its inability to pay its debts as they become due.

B.   REMEDIES UPON DEFAULT.

     (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination, Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

          (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under
     Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

     C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord within five (5) days following written notice that said amount is past due, an amount equal to five percent (5 %) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

     E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of the "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor plus 2% per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

     F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

     G. LANDLORD'S DEFAULT. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "LENDER") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                                     27.  LIENS

     Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within fifteen (15) business days following receipt of notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises in accordance with provisions of this Lease. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                            28.  INTENTIONALLY OMITTED.

                            29.  TRANSFERS BY LANDLORD

     In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord and provided said transferee (other than a creditor of Landlord) assumes Landlord's obligations under this Lease, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

               30.   RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent, except as otherwise provided herein. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after written notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                    31.  WAIVER

     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Payment by Tenant of any amount due and owing hereunder shall not constitute a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease. Failure by Landlord or Tenant to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord or Tenant, as applicable, to insist thereafter upon strict performance by the other party. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord or Tenant, as applicable.

                                    32.  NOTICES

     Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

     A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

     B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.

     C. REQUIRED NOTICES. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                                33.  ATTORNEYS' FEES

     In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                             34. SUCCESSORS AND ASSIGNS

     This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                                 35. FORCE MAJEURE

     Except as otherwise provided herein, if performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage (a "Force Majeure Delay") is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                             36. SURRENDER OF PREMISES

     Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, reasonable wear and tear, damage and destruction which is not Tenant's obligation to repair, and approved Alterations which Landlord has not required Tenant to remove excepted. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof in Tenant's possession shall be surrendered to Landlord upon expiration or sooner termination of the Term. Within a reasonable period of time prior to the expiration of the Term, Landlord shall notify Tenant in writing of (i) Landlord's intent to conduct a joint inspection of the Premises immediately prior to the date of Tenant's vacating the Premises, (ii) at least three (3) different times and dates that Landlord proposes for such a joint inspection to be conducted at the Premises, and (iii) the consequences to Tenant, as set forth in the immediately succeeding sentence, if Tenant fails to timely respond or if Tenant fails to have a representative available at the designated time and date. If Tenant either fails to respond to Landlord within five (5) days following Tenant's receipt of such notice regarding its selection of a proposed time and date or if Tenant timely responds, but Tenant fails to have a representative available at such scheduled time and date to conduct the joint inspection with Landlord, then Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Notwithstanding anything to the contrary contained herein, but subject to the terms of Paragraph 15E above, upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant may, at its expense, remove or cause to be removed from the Premises any security system installed by Tenant in the Premises provided that Tenant shall repair all damage resulting from such removal.

                                    37. PARKING

     Tenant and Tenant's Parties shall have the right to use up to the number of parking spaces, if any, specified in the Basic Lease Information on an unreserved, nonexclusive basis, for passenger-size automobiles, for use in common by tenants of the Building, and also for certain reserved parking spaces in front of the 3100 Building (the exact location of which is identified on Exhibit "B" attached hereto), as same may be modified in the Basic Lease Information.

       Tenant may request additional parking spaces from time to time and if Landlord in its reasonable discretion agrees to make such additional spaces available for use by Tenant, such spaces shall be provided on a month-to-month unreserved and nonexclusive basis (unless otherwise agreed in writing by Landlord), and subject to such parking charges as Landlord shall determine (provided that such parking rates shall not increase annually, on a percentage basis, by more than the annual percentage increase in parking rental rates during the same period of time at the Comparable buildings [defined below]), and shall otherwise be subject to such terms and conditions as Landlord may reasonably require. For purposes of this paragraph, the term "Comparable Buildings" shall mean the following office buildings in West Los
Angeles: (i) the office building located at 11150 Olympic Boulevard (Marathon Building), (ii) the office building located at 11444 Olympic Boulevard, (iii) the office buildings located at 11835 and 11845 Olympic Boulevard (Westside Towers), (iv) the office buildings located at 2401-2500 Colorado Boulevard (MGM Plaza), (v) the office building located at 2600 Colorado Boulevard (MTV Building), and (vi) the office building located at 1601 Cloverfield (Water Garden).

     Tenant shall at all times comply and shall cause all Tenant's Parties and visitors to comply with all Regulations and any reasonable, non-discriminatory rules and regulations established from time to time by Landlord relating to parking at the Project, including any keycard, sticker or other identification or entrance system, as applicable.

     Except to the extent resulting from Landlord's negligence or willful misconduct, and subject to the terms of Articles 8 and 9 above, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project, nor for any personal injuries or death arising out of the use of parking areas in the Project by Tenant or any Tenant's Parties. Without limiting the foregoing, except to the extent resulting from Landlord's negligence or willful misconduct, and subject to the terms of Articles 8 and 9 above, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Except as otherwise provided herein, in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas.

     Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant's Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such non-discriminatory method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord agrees, on a one-time basis, to provide Tenant with validation stickers, free of charge, for validating visitor parking. Said validation stickers shall (i) be implemented through a stamping machine to be installed by Landlord, at Landlord's expense, in the lobby area of the Premises, and
(ii) validate parking by Tenant's visitors in an amount equivalent to $43,000.00 worth of visitor parking fees. Landlord also reserves the right to temporarily alter, modify, relocate or close all or any portion of the parking areas in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation, act of God, Regulations or for any other reason deemed reasonable by Landlord, provided that if any such work restricts Tenant from parking the number of automobiles to which it is entitled to park in the parking structure and/or lot serving the Building, Landlord shall use its commercially reasonable efforts to provide Tenant with alternate parking within a reasonable proximity to the Premises.

     Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking areas (which shall initially be the charge specified in the Base Lease Information, as applicable), provided that Tenant shall be entitled to a credit equal of $72,212.00 to be applied against parking charges for any non-exclusive parking spaces leased by Tenant which are in excess of three (3) non-exclusive parking spaces per 1,000 rentable square feet of the Premises. Such parking charges shall be payable in advance with Tenant's payment of Base Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant. Tenant shall not be separately charged for the use of any valet parking services identified in the Basic Lease Information (except as an Operating Expense pass-through item), provided that any subtenant or assignee of Tenant which uses such valet parking services shall be directly charged for said valet parking services at the actual out-of-pocket cost incurred by Landlord to provide such valet parking services plus a management fee of 10% of such costs.

                                 38.  MISCELLANEOUS

     A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

     B. TIME. Time is of the essence regarding this Lease and all of its provisions.

     C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

     D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

     E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant and Landlord accept the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledge and agree that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Neither Landlord nor Tenant shall be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall modify Tenant's or Landlord's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

     F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

     G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

     H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

     I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

     J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

     K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

     L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

     M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

     N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

     O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance, except as otherwise provided herein.

     P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

     Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

     R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a period of thirty (30) days in such month. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

     S. CONFIDENTIALITY. Tenant and Landlord each acknowledge that the content of this Lease and any related documents are confidential information. Tenant and Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's or Landlord's financial, legal and space planning consultants and any proposed subtenants or assignees.

     T. EXECUTION OF NEW LEASE AGREEMENT. Tenant agrees, upon a request from Landlord (which may be given at any time), to cooperate with Landlord and execute any and all documents necessary to terminate this Lease and concurrently therewith enter into two (2) new leases with Landlord (one lease with respect to the 2850 Space and one lease with respect to the 3100 Space) on the same terms and conditions as are set forth herein, provided that each such new lease shall contain a cross-default provision based upon a default, beyond applicable notice and cure periods by Tenant under the other lease. The intent of any such re-documentation is not to change any of the respective rights, duties, liabilities or obligations of Landlord or Tenant set forth under this Lease, but simply to facilitate the creation of two (2) separate leases for the Premises, rather than one (1).

                             39. ADDITIONAL PROVISIONS

     A. EARLY ENTRY INTO PREMISES. Tenant may enter into the 3100 Space fifteen (15) days prior to the Term Commencement Date, solely for the purpose of installing furniture, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Term Commencement Date so long as Tenant does not commence business operations from any part of the Premises. All of the provisions of this Lease shall apply to Tenant during any early entry, including the indemnity in
Section 8.c, but excluding the obligation to pay Rent on the 3100 Space unless and until Tenant has commenced business operations in the 3100 Space, whereupon Rent for the 3100 Space shall commence. Tenant shall not be obligated to pay any charges for electricity, restrooms, HVAC, water, elevators, parking or access to loading docks with respect to the 3100 Space during such early entry period. Landlord may revoke its permission for Tenant's early entry if Tenant's activities or workers interfere with the completion of the Tenant Improvements, provided that (i) Landlord and Tenant agree to use their commercially reasonable efforts to coordinate their respective schedules and improvement work to enable Tenant's early entry work to be performed concurrently with the completion of the Tenant Improvements, and (ii) Tenant acknowledges that in the event of a conflict between Landlord's and Tenant's respective schedules or any interference by Tenant with the performance of the Tenant Improvements, the completion of the Tenant Improvements shall have first priority and accordingly Tenant will accommodate Landlord's scheduling requests and not interfere with the performance of the Tenant Improvements. If Tenant is granted early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or Tenant's Parties. Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to this Lease.

     B. RIGHT OF FIRST OFFER. Provided Tenant is not in default under this Lease, beyond the expiration of any applicable notice and cure period, Landlord hereby grants to Tenant a right of first offer with respect to all of that certain space in the buildings outlined on Exhibit "D" attached hereto and made a part hereof ("FIRST OFFER SPACE"). Notwithstanding the foregoing, such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights identified on Exhibit "D" attached hereto (which rights shall hereafter be known collectively as "SUPERIOR RIGHTS"). Tenant's right of first offer shall be on the terms and conditions set forth in this Paragraph 39B.

          (1) PROCEDURE FOR OFFER. Landlord shall notify Tenant (the "FIRST OFFER NOTICE") when Landlord first has received from a third party a lease proposal or offer for the First Offer Space which Landlord intends to respond to with a counter-offer or counter-lease proposal, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed good faith economic terms and conditions applicable to Tenant's lease of such space (collectively, the "ECONOMIC TERMS"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the initial Term.

          (2) PROCEDURE FOR ACCEPTANCE. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If Tenant does not exercise its right of first offer within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms which are not substantially more favorable to said prospective tenant than the Economic Terms set forth in the First Offer Notice and if Landlord enters into such a lease with said prospective tenant, Tenant's right of first offer shall terminate as to the First Offer Space described in the First Offer Notice. The term "substantially more favorable" shall mean that the net effective rent offered to the prospective tenant is ninety percent (90%) or less of the net effective rent set forth in the First Offer Notice. The term "net effective rent" shall mean the net rental amount to be paid to Landlord, taking into account any tenant improvement expenses or allowances to be incurred by Landlord and any other monetary concessions granted by Landlord. Notwithstanding the foregoing, if Tenant fails to exercise its right of first offer in accordance with the terms of this Paragraph 39B(2), Tenant's right of first offer shall continue with respect to any applicable First Offer Space if Landlord has not entered into a lease for such First Offer Space within six (6) months following that date of Landlord's First Offer Notice to Tenant or if such First Offer Space thereafter becomes vacant. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

          (3) CONSTRUCTION OF FIRST OFFER SPACE. Except as set forth above, including the determination of the Economic Terms, Tenant shall take the First Offer Space in its "as-is" condition, and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Paragraph 12 of this Lease.

          (4) LEASE OF-FIRST OFFER SPACE. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Paragraph 39B. Tenant shall commence payment of rent for the First Offer Space and the Term of the First Offer Space shall commence upon the date set forth in the Economic Terms (the "First Offer Space Delivery Date"). The Term for the First Offer Space shall expire co-terminously with Tenant's lease of the initial Premises.

          (5) NO DEFAULTS. The rights contained in this Paragraph 39B shall be personal to the Original Tenant or an Affiliate, and may only be exercised by the Original Tenant or Affiliate (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Tenant occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Office Space as provided in this Paragraph 39B if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease, beyond all applicable notice and cure periods.

     C. LETTER OF CREDIT. Concurrently with the execution of this Lease by Tenant, Tenant shall either (i) deliver the non-cash portion of its security deposit to Landlord in the form of an irrevocable standby letter of credit in favor of Landlord in an amount equal to $900,000 (the "Letter of Credit"), or
(ii) deposit with Landlord an amount equal to $900,000 in lawful money of the United States, or any combination of the two. Tenant's obligations under the preceding sentence may be satisfied by the delivery to Landlord of two (2) letters of credit in a total amount equal to $900,000 (or one (1) letter of credit and cash in a total amount equal to $900,000), provided each such letter(s) of credit may be drawn against by Landlord after any default by Tenant under this Lease (after the expiration of any applicable notice and cure period) and is otherwise in accordance with the terms of this Paragraph 39C (including a proration between such letters of credit of the applicable reduction in the total amount of the Letter of Credit pursuant to the schedule set forth below). If Tenant elects to initially deposit with Landlord all or a portion of the $900,000 in lawful money of the United States as its security deposit, Tenant shall retain the right, from time to time, upon ten (10) days prior written notice to Landlord, to replace up to $900,000 of the Security Deposit with the Letter(s) of Credit. Tenant shall also retain from time to time the right to cancel the Letter(s) of Credit at any time provided Tenant concurrently replaces such Letter(s) of Credit being canceled with cash in an amount equal to the then outstanding amount of the Letter(s) of Credit which were canceled. The Letter(s) of Credit, if any, shall be (i) from a bank reasonably acceptable to Landlord,
(ii) in the form and content of that attached hereto as Exhibit "E" (or on a different form which is reasonably acceptable to Landlord), and (iii) subject to the conditions stated in this paragraph. The Letter(s) of Credit shall have a term of at least 12 months and be automatically renewed (or a reasonably satisfactory replacement Letter(s) of Credit from a bank reasonably acceptable to Landlord shall be in place in strict accordance with the terms hereof) at least thirty (30) days prior to expiration of each 12 month period for additional periods of 12 months each until the 30th day following the expiration of the Term. The Letter(s) of Credit shall be held by Landlord as additional security for the full and faithful performance by Tenant of the terms, covenants and conditions of this Lease during the Term. Provided that Tenant is not in default under this Lease, beyond all applicable notice and cure periods, and based upon a Letter(s) of Credit in the original amount of $900,000, the amount of the Letter(s) of Credit shall be reduced on the first day of each of the following months of the Term by the amounts set forth in the schedule set forth below:

            Month of Term     Amount of Reduction of Letter(s) of Credit
            -------------     ------------------------------------------
                  13          $135,000.00
                  25          $114,750.00
                  37          $ 97,537.50
                  49          $ 82,906.88

     If Tenant becomes a publicly traded company on a nationally recognized stock exchange with a market capitalization in excess of $100,000,000 for no less than three (3) consecutive months, Tenant shall have the right to cancel the Letter(s) of Credit (even if the Letter(s) of Credit was previously canceled and then reinstated pursuant to the following sentence), provided that Tenant maintains a cash security deposit or letter of credit (in accordance with the terms hereof) with Landlord in an amount not less than $136,881.42. If Tenant cancels the Letter(s) of Credit pursuant to the preceding sentence and thereafter the market capitalization of Tenant falls below $80,000,000 for thirty (30) consecutive days, Tenant shall be obligated to reinstate the Letter(s) of Credit immediately following the end of such thirty (30) day period, and within ten (10) days following written notice from Landlord demanding the reinstatement of the Letter(s) of Credit (which notice shall include supporting documentation from a third party stock brokerage company or credit bureau reporting agency evidencing such reduced market capitalization value).

In the event Tenant elects to initially deposit all or a portion of the $900,000 in lawful money of the United States, and thereafter exercise its right to deposit the Letter(s) of Credit with Landlord in lieu of such cash security deposit, within five (5) days following Landlord's demand therefor, Tenant shall execute an amendment to this Lease to reflect Tenant's election to replace all or a portion of the cash Security Deposit with the Letter(s) of Credit, If Tenant breaches any of the terms or conditions of this Lease, beyond the expiration of all applicable notice and cure periods, or if Tenant has filed a voluntary petition under the United States Bankruptcy Code, or Tenant's creditors have filed an involuntary petition under the United States Bankruptcy Code, then Landlord may draw upon all or a portion of the Letter(s) of Credit for the payment of the required amount of any sum in default, and for the payment of any amount that Landlord may spend or may become obligated to spend by reason of Tenant's default, and to compensate Landlord for any other loss or damage that Landlord suffers by reason of Tenant's default to the extent Landlord is entitled to compensation therefor pursuant to the terms of this Lease (any amount of the Letter(s) of Credit which is drawn upon by Landlord in accordance with the provisions hereof, but is not used or applied in accordance with the terms of this Lease, shall be deemed a part of the Security Deposit). The use, application or retention of the Letter(s) of Credit, or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that

Landlord shall nor be required to proceed against the Security Deposit and/or the Letter(s) of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

     D. SIGNAGE. Subject to (a) the approval of all necessary governmental or regulatory agencies with jurisdiction over the Project, and (b) the terms of Paragraph 39D(ii) below, and provided Original Tenant or its Affiliate is not in default under this Lease beyond applicable notice and cure provisions, Original Tenant or Affiliate (and not any assignee, sublessee or other transferee of the Original Tenant's or Affiliate's interest in this Lease) shall have the right to install an exclusive monument sign facing Ocean Park Boulevard and at Original Tenant's sole cost and expense; providing, however, that such identification signage shall be consistent with the design, type and general appearance of other monument signs in the Project and otherwise subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord and Tenant agree that said monument sign shall be no less than 23" in height and 117" in length. Tenant acknowledges that Landlord retains the right to install additional monument signs for the 2850 Building and 3100 Building, provided that no other tenant of either the 2850 Building or 3100 Building shall have the right to an individual monument sign which is larger in size than the monument sign provided to Tenant hereunder. Original Tenant agrees, at its expense, to be responsible for the maintenance of said sign, including any repair or restoration work required thereto. Such monument signage shall be subject to the rules and regulations attached hereto as Exhibit "G." Notwithstanding the foregoing, (I) the location of said monument signage shall be subject and subordinate to the location of a monument sign to be installed for the benefit of Activision, a tenant of the Project, (II) the monument sign granted to Tenant hereunder shall be comparable in size to the other monument signs currently located in the Project, and (III) in no event shall Original Tenant or any Affiliate have the right to install a monument sign which contains any word or name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a building or project comparable to the Project in the vicinity of the Project. Furthermore, (x) Tenant acknowledges that Landlord is in the process of developing a master plan for signage at the Project (the "Master Signage Plan") and that upon completion of the same Landlord intends to submit said Master Signage Plan to the City of Santa Monica for approval, (y) Landlord agrees, at its sole expense, to be responsible for any additional costs incurred by Tenant as a result of required changes to its monument sign to the extent said required changes result from the need to comply with the Master Signage Plan or requirements of the City of Santa Monica specifically resulting from the implementation of the Master Signage Plan, and
(z) Landlord agrees that neither the size of Tenant's monument sign nor the size of the lettering or any logo thereon shall be significantly reduced in order to comply with the Master Signage Plan.

     E. OPTION TO RENEW. Tenant shall, provided this Lease is in full force and effect and Tenant is not and has not been in default under any of the terms and conditions of this Lease, beyond all applicable notice and cure periods, have one (1) option to renew this Lease for a term of five (5) years (the "Option Term") for the entire Premises or the entire 2850 Space or the entire 3100 Space on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:


     (1) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier than the date which is twelve
          (12) month prior to the expiration of the then current term of this Lease, but no later than 5:00 p.m. (Pacific Standard Time) on the date which is six (6) months prior to the expiration of the then current term of this Lease. If Tenant fails to timely provide such notice, Tenant shall have no further or additional right to extend or renew the term of this Lease.

     (2) The rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to (i) ninety-five percent (95%) of the "face" or "stated" rental rate (including any escalation thereof if escalations are contained in such "Comparable Deals," as that term is defined below), at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity, non-expansion and non-renewal space comparable in size, location and quality to the Premises for a term of five (5) years, which comparable space is located in comparable office buildings in Santa Monica, California (the "Comparable Projects"), comparable in age, location, services and amenities (the "Comparable Deals"); and shall take into account (ii) one hundred percent (100%) of the following concessions, which shall be granted by Landlord to Tenant to the extent granted in Comparable Deals (collectively, the "Option Concessions"): (a) any operating expense and tax protection granted in such Comparable Deals (e.g., "base year" or "expense stop" protection), (b) rental abatement concessions, if any, being given such tenants in connection with such Comparable Deals, (c) tenant improvements or allowances provided or to be provided for such Comparable Deals, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that (A) in determining any tenant improvements or allowances provided in Comparable Deals, Landlord and Tenant shall also take into account and credit Landlord for the value to a general office user of the existing improvements in the Premises, and (B) notwithstanding anything to the contrary contained herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Option Term

     (3) Landlord shall advise Tenant of the new Base Rent for the Premises for the renewal term based on Landlord's determination of fair market rental value, as well as the terms and conditions for the renewal term, no later than fifteen (15) days after receipt of notice of Tenant's exercise of its option to renew.

     (4) Landlord and Tenant shall negotiate in good faith to agree on the fair market rental value of the Premises and terms and conditions for the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for the renewal term within thirty (30) days after notification by Landlord to Tenant of Landlord's determination of the new Base Rent for the renewal term, but in any event no later than the date which is ninety (90) days prior to the expiration of the then current term, then on or before such date Landlord and Tenant shall each appoint a licensed real estate broker with at least ten
          (10) year's experience in leasing office space in the area in which the Building is located to act as arbitrators. The two (2) arbitrators so appointed shall determine the fair market rental value for the Premises for the applicable renewal term based on the above criteria and each shall submit his or her determination of such fair market rental value to Landlord and Tenant in writing, within sixty (60) days after their appointment.

          If the two (2) arbitrators so appointed cannot agree on the fair market rental value for the renewal term within such 60-day period, the two (2) arbitrators shall within five (5) days thereafter appoint a third arbitrator who shall be a licensed real estate broker with at least ten (10) year's experience in leasing office space in the area in which the Building is located. The third arbitrator so appointed shall independently determine the fair market rental value for the Premises for the renewal term within thirty (30) days after appointment, by selecting from the proposals submitted by each of the first two arbitrators the one that most closely approximates the third arbitrator's determination of such fair market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the proposals submitted by the first two arbitrators. The proposal chosen by the third arbitrator as most closely approximating the third arbitrator's determination of the fair market rental value shall constitute the decision and award of the arbitrators and shall be final and binding on the parties.

               Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half (1/2) of the fees and expenses of the third arbitrator.

               If either party fails to appoint an arbitrator, or if either of the first two arbitrators fails to submit his or her proposal of fair market rental value to the other party, in each case within the time periods set forth above, then the decision of the other party's arbitrator shall be considered final and binding.

               In the event the third arbitrator fails to present a fair market rental value within such 30-day period, then by mutual consent of the Landlord and Tenant:

               (a)  the time period will be extended, or

               (b) If either Landlord or Tenant do not wish to extend the time period, a fourth arbitrator shall be selected by the first two arbitrators and a new thirty (30) day period shall begin.

          (5) Tenant's right to exercise the option to renew under this Paragraph 39E shall be conditioned upon Tenant directly occupying no less than 80% of the entire Premises at the time of exercise of the option and commencement of the renewal term.

          (6) Any exercise by Tenant of the option to renew under this Paragraph 39E shall be irrevocable. If requested by Landlord, Tenant agrees to execute a lease amendment reflecting the foregoing terms and conditions, prior to the commencement of the renewal term. The option to renew granted under this Paragraph 39E is not transferable; the parties hereto acknowledge and agree that they intend that the option to renew this Lease under this Paragraph shall be "personal" to the specific Tenant named in this Lease (the "Original Tenant") and any Affiliate and that in no event will any other assignee or sublessee have any rights to exercise such option to renew.

     All references in this Paragraph 39E to the "Premises" shall mean and refer to the entire Premises or if Tenant elects to renew this Lease as to less than the entire Premises, either the entire 2850 Space or the entire 3100 Space, as applicable.


F.        ARBITRATION.

          (1) Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation, or other legal theory, related directly or indirectly to this Lease, whenever brought and whether between the parties to this Lease or between one of the parties to this Lease and the employees, agents, or affiliated businesses of the other party, shall be resolved by arbitration as prescribed in this section. The Federal Arbitration Act, 9 U.S.C. Sections 1-15, not state law, shall govern the arbitrability of all claims.

          (2) Notwithstanding the foregoing, the following claims, controversies or disputes shall not be resolved by arbitration: (1) any action by Landlord that seeks repossession of the Premises as part of Landlord's remedy, (2) any action seeking an injunction or temporary restraining order, (3) any action seeking any prejudgment remedy, (4) any action founded upon fraud, willful misconduct, bad faith or other tortious action, and (5) any matter not related to this Lease or the Premises.

          (3) The arbitration shall be conducted under the then current rules of the American Arbitration Association (the "AAA"). Where no disclosed claim or counterclaim exceeds $300,000, exclusive of interest and attorneys' fees, there shall be one arbitrator, who shall be an attorney with at least ten years' experience in the commercial real estate field. In all other cases, there shall be three arbitrators, at least one of whom shall be an attorney with at least ten years' experience in the commercial real estate field. Subject to the foregoing, the arbitrator or arbitrators shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in the regional AAA office closest to where the claim arose, and all expedited procedures prescribed by the AAA rules shall apply.

          (4) There shall be no discovery other than the exchange of information which is provided to the arbitrator or arbitrators by the parties. The arbitrator or arbitrators shall have authority only to award compensatory damages and shall not have authority to award punitive damages or other noncompensatory damages; the parties hereby waive all rights to and claims for monetary awards other than compensatory damages. The decision and award of the arbitrator or arbitrators shall be final and binding, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The non-prevailing party shall pay the fees and expenses of the arbitrator or arbitrators, as well as the costs and attorneys' fees of the prevailing party.

          (5) All parties shall proceed in good faith to conclude the arbitration proceedings within 180 days after either party delivers to the other a demand for arbitration, and the arbitrator or arbitrators shall be empowered to impose sanctions for any party's failure to do so.

          (6) If any party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and another party successfully stays such action or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.

     G. TERMINATION OF EXISTING LEASE. Effective on the day immediately preceding the Term Commencement Date (the "Termination Date"), Landlord and Tenant agree that the Existing Lease (defined below) shall terminate and be of no further force or effect, except that all liabilities, duties and obligations which have arisen or accrued under the Existing Lease by either party prior to the Termination Date shall survive the Termination Date and remain continuing liabilities, duties and/or obligations of such party fully enforceable in accordance with the terms of this Lease. The term "Existing Lease" shall mean that certain Lease dated as of June 25, 1998, by and between Landlord and Tenant with respect to Suite 225, as amended by that certain First Amendment to Lease dated as of August 6, 1998, by and between Landlord and Tenant.

                        40. STANDARD FOR CONDUCT AND CONSENT

     Notwithstanding anything to the contrary contained in the Lease, except to the extent this Lease provides that Landlord's or Tenant's approval or consent may be given or withheld in such party's "sole" or "absolute" discretion, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided in this Lease, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith.

                               41. JURY TRIAL WAIVER

     EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 41. THE PROVISIONS OF THIS PARAGRAPH 41 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

     The terms of that certain Addendum attached to this Lease are incorporated herein and made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

                                   LANDLORD

                                   Spieker Properties, L.P.,
                                   a California limited partnership

                                    By: Spieker Properties, Inc.,
                                        a Maryland corporation,
                                        its general partner

                                        By: /s/
                                           ---------------------------------
                                        Name: John Davenport
                                        Title: Regional Senior Vice President

                                        Date:
                                              -------------------------------

                                   TENANT
                                   eToys, Inc.
                                   a Delaware corporation

                                   By: /s/
                                       ---------------------------------

                                      Its:
                                           -----------------------------

                                   By: /s/
                                       ---------------------------------
                                      Its:
                                           -----------------------------

                                   Date:
                                         -------------------------------

                                     EXHIBIT A

                               RULES AND REGULATIONS

     1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord or for purposes related to satellite dishes in strict accordance with the terms of this Lease. No tenant, and no employees or invitees of any tenant shall move any common area furniture without Landlord's consent.

     2. Except as otherwise set forth in this Lease, no sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of the Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at anytime, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

          All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor reasonably approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

     3. The directory of the Building will be provided exclusively for the display of the name and location of tenants only (and approved assignees or subtenants) and Landlord reserves the right to charge a reasonable fee for the installation thereof.

     4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written reasonable consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color reasonably approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

     5. Landlord reserves the right to exclude from the Building and the Project, between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays,

Sundays and legal holidays, all persons who are not tenants or their guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons, except as otherwise provided in this Lease.

          Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person, except to the extent resulting from Landlord's negligence or willful misconduct.

          During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

     6. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Except with the written consent of Landlord, no person or persons other than those reasonably approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of its Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to Tenant's property by the janitor or any other employee or any other person, except to the extent resulting from Landlord's negligence or willful misconduct.

     7. Tenant shall use commercially reasonable efforts to see that all doors of its Premises are closed and securely locked and to observe strict care and caution that all water faucets or water apparatus, coffee pots or other heat-generating devices are entirely shut off before Tenant or its employees leave the Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Project or by Landlord for noncompliance with this rule. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

     8. Except as provided in this Lease, Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. As more specifically provided in the Tenant's lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

     9. Landlord will furnish Tenant free of charge with two keys to each door in the Premises, Landlord may make a reasonable charge for any additional keys (provided such charge shall not exceed the charge to any other tenant in the Project for said additional keys), and Tenant shall not make or have made additional keys. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock (except for any secured areas which Landlord has approved). Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, or which have otherwise been made for Tenant, and in the event of loss of any keys so furnished or made, shall pay Landlord therefor.

     10. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.


     11. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material, except incidental to the Permitted Use and in compliance with all Regulations and subject to Landlord's approval.

     12. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner which unreasonably interferes with Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals (other than guide dogs) or birds be brought or kept in or about the Premises, the Building, or the Project.

     13. No cooking shall be done or permitted by any tenant on the Premises, except that use by the tenant of Underwriters' Laboratory (UL) approved equipment, refrigerators and microwave ovens may be used in the Premises for the preparation of coffee, tea, hot chocolate and similar beverages, storing and heating food for tenants and their employees shall be permitted. All uses must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and the Lease.

     14. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, or immoral purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

     15. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation, except as otherwise provided in this Lease.

     16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

     17. Except as otherwise set forth in this Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

     18. Except in connection with the normal hanging of pictures or other decorative items of art, Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's consent. Tenant may install nails and screws in areas of the Premises that have been identified for those purposes to Landlord by Tenant at the time those walls or partitions were installed in the Premises. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

     19. No bulk furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

          Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

          Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord.

     20.  Intentionally Omitted.

     21. There shall not be used in any space, or in the public areas of the Project either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenants using hand trucks shall be required to use the freight elevator, or such elevator as Landlord shall designate. No other vehicles of any kind shall be brought by Tenant into or kept in or about its Premises.

     22. Each tenant shall store all its trash and garbage within the interior of the Premises. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes and at such times as Landlord shall designate. If the Building has implemented a building-wide recycling program for tenants, Tenant shall use good faith efforts to participate in said program.

     23. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

     24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

     25. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's reasonable judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

     26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

     27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

     28. Except for Landlord's negligence or willful misconduct, Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     29. The requirements of Tenant will be attended to only upon appropriate application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

     30. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Parking spaces shall be for passenger vehicles, sport utility vehicles and pick-up trucks only; no boats, trucks, trailers, recreational vehicles or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas). Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas. Any tenant found parking in such designated visitor or reserved parking areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord.

     31. No smoking of any kind shall be permitted anywhere within the Building, including, without limitation, the Premises and those areas immediately adjacent to the entrances and exits to the Building, or any other area as Landlord elects. Smoking in the Project is only permitted in smoking areas identified by Landlord, which may be relocated from time to time.

     32. If the Building furnishes common area conferences rooms for tenant usage, Landlord shall have the right to control each tenant's usage of the conference rooms, including limiting tenant usage so that the rooms are equally available to all tenants in the Building. Any common area amenities or facilities shall be provided from time to time at Landlord's discretion.

     33. Tenant shall not swap or exchange building keys or cardkeys with other employees or tenants in the Building or the Project.

     34. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

     35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

     36. Subject to the terms of this Lease, Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

                                   EXHIBIT B

                                   EXHIBIT C

                       OFFICE LEASE IMPROVEMENT AGREEMENT

     This Office Lease Improvement Agreement ("Improvement Agreement") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans referred to below (the "Tenant Improvements") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "Lease") to which this Improvement Agreement is attached and forms a part.

     1. BASE, SHELL AND CORE. Landlord shall be responsible, at its cost (not to be applied against the Tenant Improvement Allowance), for causing the base, shell and core of the Premises (the "Base, Shell and Core") to be in material compliance with all Regulations (including all laws relating to Hazardous Materials) as of the date of this Lease (without reference to the performance of the Tenant Improvements and without regard to grandfathering).

     2.   PLANS AND SPECIFICATIONS.

          2.1 Tenant shall directly retain the services of a space planner/architect approved by Landlord (the "Space Planner") to prepare a detailed space plan (the "Space Plan") for the construction of the Tenant Improvements in the Premises (and Tenant shall pay said Space Planner directly for said services, subject to reimbursement from Landlord out of the Tenant Improvement Allowance in accordance with the terms of Paragraph 4 below). Landlord hereby approves of Wirt and Associates as Tenant's Space Planner. Tenant's Space Planner shall submit the Space Plan to Landlord for Landlord's review on or before January 29, 1999. Landlord shall either approve or disapprove the Space Plan within five (5) business days following Landlord's receipt of the same, provided that Landlord shall have no right to disapprove the Space Plan unless there is a "Design Problem". The term "Design Problem" shall mean any of the following: (i) any adverse effect on the Building's structural elements or Building systems or the safety of the Building or its occupants; (ii) non-compliance with any Regulations; (iii) any adverse effect on the exterior appearance of the Building; (iv) the existence of any Hazardous Materials which would violate applicable Regulations or are not ordinarily used in connection with the construction of improvements in similar office buildings; (v) any impairment to Landlord's ability to furnish services to Tenant or other tenants; (vi) an increase in the costs of operating the Building (above any increase which would typically result from a general office use); and (vii) any adverse effect on another tenant's premises. Based on and promptly following an approved Space Plan, Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings for the construction of the Tenant Improvements (the "Plans"). Landlord shall approve or disapprove the Plans within five (5) business days following Landlord's receipt of the same, provided that Landlord shall have no right to disapprove of the Plans unless there is a Design Problem.

          2.2 Notwithstanding Landlord's review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans (except to the extent said errors or omissions are due to changes required by Landlord, rather than errors made by the Space Planner), or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulation of any improvements described therein or constructed in accordance therewith. Landlord hereby assigns to Tenant all warranties and guarantees by the Space Planner or the contractor who constructs the Tenant Improvements relating to the Tenant Improvements (which warranties shall guarantee the work performed against defective workmanship and materials for a one (1) year period), and Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the

Tenant Improvements, except for punchlist work and to the extent resulting from Landlord's negligence or willful misconduct.

     3.   SPECIFICATIONS FOR STANDARD TENANT IMPROVEMENTS.

          3.1 The minimum specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("Standards") are set forth in Schedule 1 to this Exhibit C. As used herein, "Standards" or "Building Standards" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on Schedule 1 of this Exhibit C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

          3.2 No deviations from the Standards are permitted, except to the extent set forth in the Plans. Landlord will approve a deviation from the Standards to the extent said deviation is of a quality which is better than the Standards and is otherwise consistent, in terms of appearance, with the Standards.

     4.   TENANT IMPROVEMENT COST.

          4.1 The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; any demolition costs; certain costs identified in Paragraph 15 F(i)(C) of the Lease relating to the 20-Ton Units; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the design and construction of the Tenant Improvements. The cost of the Tenant Improvements shall not include any supervisory fee paid to Landlord in connection with the construction of the Tenant Improvements.

          4.2 Provided Tenant is not in default under the Lease, beyond applicable notice and cure periods, including this Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance not to exceed $1,053,750.00 ($25.00 per rentable square foot of the 3100 Building) ("Tenant Improvement Allowance") to be credited by Landlord toward the cost of the initial Tenant Improvements, which shall include the costs of the Space Plan and Plans. If the actual cost of the Tenant Improvements exceeds the Tenant Improvement Allowance at any time, Tenant shall pay Landlord such excess cost within fifteen (15) business days after the performance of the actual work and Tenant's receipt of an invoice reflecting the cost of such work. No credit shall be given to Tenant if the cost of the Tenant Improvements is less than the Tenant Improvement Allowance. Tenant shall have the right to use any tenant improvement costs which Landlord remains obligated to fund as of the date of this Lease under the Existing Lease at any time on any portion of the Premises and Tenant shall have the right to use any remaining portion of the Tenant Improvement Allowance, if any, against any tenant improvement costs incurred by Tenant with respect to the 2850 Space.

          4.3 If Tenant requests any changes(s) in the approved Plans after approval of the estimate of the cost of the Tenant Improvements, Landlord shall advise Tenant promptly of any cost increases and/or delays such approved change(s) will cause in the construction of the Tenant Improvements. Tenant shall approve or disapprove any or all such change(s) within three
(3) business days after notice from Landlord of such cost increases and/or delays. To the extent Tenant disapproves any such cost increase and/or delay attributable thereto, Landlord shall have the right, in its sole discretion, to disapprove Tenant's request for any changes to the approved Plans.

     5.   CONSTRUCTION OF TENANT IMPROVEMENTS.

          5.1 Promptly upon the execution of this Improvement Agreement, Landlord shall secure a building permit and commence construction of the Tenant Improvements provided that Tenant shall cooperate with Landlord in executing permit applications and performing other actions reasonably necessary to enable Landlord to obtain any required permits or certificates of occupancy. Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control except as set forth in the Lease, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant as provided in Section 5 below (provided no Tenant delay shall have commenced until Landlord has delivered to Tenant notice of said delay)(including delays by the contractor or anyone else performing services on behalf of Landlord or Tenant).

          5.2 If any work is to be performed on the Premises by Tenant or Tenant's contractor or agents:

               (i) Such work shall proceed upon Landlord's written approval (which approval shall not be unreasonably withheld and shall be given within five (5) business days following Tenant's request therefor and Tenant's submittal to Landlord of any applicable back-up documentation with respect thereto) of Tenant's contractor, public liability and property damage insurance carried by Tenant's contractor, and detailed plans and specifications for such work shall be at Tenant's sole cost and expense, and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

               (ii) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable Regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable
Regulations.

               (iii)     Intentionally omitted.

               (iv) All work by Tenant or Tenant's contractor or agents shall be reasonably scheduled through Landlord.

               (v) Tenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

               (vi) Tenant shall promptly reimburse Landlord within thirty (30) days after demand by Landlord for any reasonable out-of-pocket expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

     6.   COMPLETION AND RENTAL COMMENCEMENT DATE.

          6.1 Tenant's obligation to pay Rent under the Lease shall commence on the applicable date described in Paragraph 2 of the Lease. However:

               (i) If Tenant delays in approving any matter requiring Tenant's approval within the time limits specified herein; or

               (ii) If the construction period is extended because Tenant requests any changes in construction or modifies the Plans or if the Plans do not comply with applicable Regulations (other than due to any non-compliance of the Base, Shell and Core with applicable Regulations as of the date of this Lease); or

               (iii) If Landlord is otherwise delayed in the construction of the Tenant Improvements by any act or omission of or breach by Tenant or anyone performing services on behalf of Tenant (other than Landlord and Landlord's agents) or on account of any work performed on the Premises by Tenant or Tenant's contractors or agents, then the date described in Paragraph 2 of the Lease shall be deemed to be accelerated by the total number of days of Tenant delays described in (a) through (c) above (each, a "TENANT DELAY"), but only to the extent the substantial completion of the Tenant Improvements is actually delayed as a result thereof, calculated in accordance with the provisions of Paragraph 4.2 below. No Tenant Delay shall have commenced until Landlord has provided Tenant with notice of the Tenant delay described in (a) through (c) above.

          6.2 If the Term of the Lease has not already commenced pursuant to the provisions of Paragraph 2 of the Lease and substantial completion of the Tenant Improvements has been delayed on account of any Tenant Delays, then upon actual substantial completion of the Tenant Improvements (as defined in Paragraph 2 of the Lease), Landlord shall notify Tenant in writing of the date substantial completion of the Tenant Improvements would have occurred but for such Tenant Delays, and such date shall thereafter be deemed to be the Term Commencement Date for all purposes under the Lease. Tenant shall pay to Landlord, within thirty (30) days after receipt of such written notice (which notice shall include a summary of Tenant Delays), the per diem Base Rent times the number of days between the date the Term Commencement Date would have otherwise occurred but for the Tenant Delays and the date of actual substantial completion of the Tenant Improvements.

          6.3 Promptly after substantial completion of the Tenant Improvements, Landlord shall give notice to Tenant and Tenant shall conduct an inspection of the Premises with a representative of Landlord and develop with such representative of Landlord a punchlist of items, if any, of the Tenant Improvements that are not complete or that require correction. Upon receipt of such punchlist, Landlord shall proceed diligently to remedy such items at Landlord's cost and expense provided such items are part of the Tenant Improvements to be constructed by Landlord hereunder and are otherwise consistent with Landlord's obligations under this Improvement Agreement. Substantial completion shall occur notwithstanding delivery of any such punchlist.

          6.4 A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

     7.   MISCELLANEOUS.

          7.1 Tenant shall not be responsible for and the Tenant Improvement Allowance shall not be applied to pay any portion of, and Landlord shall pay, the following costs and expenses: (i) any costs incurred to remove, encapsulate, contain or otherwise dispose of any Hazardous Materials in the Premises; and (ii) any costs incurred in order to cause the Base, Shell and Core to be in material compliance with all Regulations (including all laws relating to Hazardous Materials) as of the date of this Lease (without reference to the Tenant Improvements to be performed in the Premises and without regard to grandfathering).

          7.2 Prior to Tenant's move into the 3100 Space, Landlord shall thoroughly clean same. In addition, after Tenant has completed its move into the 3100 Space, Landlord shall, at Landlord's expense, thoroughly clean the 3100 Space such that

Tenant may commence its business operations from the 3100 Space immediately after Landlord completes such cleanup. The costs of the cleaning provided by Landlord hereunder shall not be deducted from the Tenant Improvement Allowance, but rather shall be paid by Landlord and included as an Operating Expense.

                                  EXHIBIT "D"
                               FIRST OFFER SPACE

Suite          Square Ft.   Expiration         Superior Right

1.   BUILDING LOCATED AT 2850 OCEAN PARK BOULEVARD:
100           44,000         06/2003           Any renewal of Lease
292            8,000         12/2000           One five year option to renew
300           20,000         01/2002           One five year option to renew
                                               right of first refusal for
                                               additional space on third
                                               floor
320            9,000         11/2001           Right to contiguous space

2.   BUILDING LOCATED AT 2901 28TH STREET:

200          33,000          09/2002           One five year option to
                                               renew and expansion option
                                               on additional space in
                                               building

3.   BUILDING LOCATED AT 2950 31ST STREET:

300           24,000         01/2002           One five year option to renew

4.   BUILDING LOCATED ON 3000 OCEAN PARK BOULEVARD:

1025           3,000         02/2002           One three year option to renew
1050           9,000         05/2000           One three year option to renew
2001          27,500         07/2000           One five year option to renew
3050           5,500         05/2002           Any renewal of Lease

5.   BUILDING LOCATED AT 3250 OCEAN PARK BOULEVARD:

100            9,000         06/2001           One three year option to renew
                                               and right to refusal on balance
                                               of first floor
200           17,200         07/2001           Any renewal of Lease
300            7,500         11/2001           Any renewal of Lease
350            2,500         01/2000           One one year option to renew
3070           3,000         10/2001           Any renewal of Lease


6. Any space leased by Activision and located in the Building at 3100 Ocean Park Boulevard in the event (i) Activision defaults under its existing lease and Landlord recovers possession of all or any portion of the space currently leased by Activision, (ii) Activision surrenders all or a portion of the space it currently leases to Landlord, or (iii) Activision and Landlord enter into a mutual termination of all or a portion of the space currently leased by Activision and Landlord regains possession of such space.

                             EXHIBIT "E"


IRREVOCABLE STANDBY LETTER OF CREDIT NO. ______________
_________,199_


---------------------
---------------------
---------------------

Ladies and Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of ___________: for an aggregate amount of $_______________ available to you by your drafts as SIGHT ON US and accompanied by the following documents:

1.   Original Irrevocable Standby Letter of Credit; and

2. Beneficiary's or its designee's signed certificate dated not more than ten (10) calendar days before the date of the drawing under this letter of credit, executed by Beneficiary or its designee and stating that either one or more of the following events has occurred:

     (a) Tenant has defaulted under any of the terms, covenants or conditions under that certain Lease Agreement dated ________, 199_, by and between Landlord and Tenant ("Lease"), beyond all applicable notice and cure periods; or

     (b) The filing of any voluntary petition by Tenant (or involuntary petition by Tenant's creditors) under the United States Bankruptcy Code; or

     (c) Tenant has failed to procure and deliver a replacement Letter of Credit reasonably satisfactory to Beneficiary in compliance with the terms of Paragraph 39C of the Lease on or before thirty (30) days prior to the expiration of the Letter of Credit.

It is a condition of this Irrevocable Standby Letter of Credit that it shall be deemed automatically extended for a period of one year from the present or each future expiration date, unless thirty (30) days prior to the expiration date we shall notify the Beneficiary by registered mail that we elect not to renew this Letter of Credit.

Each draft drawn hereunder must bear the clause: "Drawn under ___________ Irrevocable Standby Letter of Credit No. ____________ dated ____________."

We hereby agree with you that drafts drawn under and in compliance with the terms of this Credit will be duly honored upon presentation and delivery of documents as specified to _________________ on or before _________________.

This Letter of Credit is freely transferrable in its entirety without our consent or approval to a subsequent owner or lender of the Building, but with written notice to us. In the event of such transfer, the transferee shall be deemed the beneficiaries hereunder in the full place and stead and with all the rights hereunder of the Original Beneficiary.

This Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.


------------------------
Authorized Signature

                                   EXHIBIT F

                           JANITORIAL SPECIFICATIONS

                           [Intentionally Omitted]

                                  EXHIBIT G

                                EXTERIOR SIGNS


     1. Tenant shall not install the monument signage referenced in Paragraph 39D of this Lease ("Tenant's Exterior Sign") or thereafter replace or make alterations to Tenant's Exterior Sign, until: (a) Landlord has approved in writing the sign planner, engineer and installation company and professionally prepared sign plans submitted by Tenant showing the design, size, content, color, and quality of materials and placement of the sign, all required engineering (which approval shall not be unreasonably withheld and which Landlord's receipt of Tenant's request therefor and all back-up documentation requested by Landlord with respect thereto), and (b) Tenant has obtained and submitted to Landlord evidence of the insurance required hereunder and any permits or approvals required by law. The original installation work for Tenant's Exterior Sign shall be performed in a manner so as to avoid damage to the Project or unreasonable interference with the operation of the Project or any of its occupants. Without limiting the generality of the foregoing, Landlord shall have the right to reasonably approve all staging and other construction procedures. All installation or other work hereunder shall be performed in a good and workman-like manner, in accordance with all governmental requirements, and at Tenant's sole cost and expense. If Tenant is required to remove any glass or other material from the Project, Tenant will obtain Landlord's prior written consent (not to be unreasonably withheld) to such removal (unless such removal is shown on the plans previously approved by Landlord) and shall store all such material with appropriate care and replace it when Tenant's Exterior Sign is removed.

     2. Once installation of Tenant's Exterior Sign has commenced, it shall be completed as soon as possible, and (subject to force majeure delays and delays caused by Landlord) in no event later than three (3) months thereafter.

     3. Tenant shall maintain Tenant's Exterior Sign in good, slightly and first-class appearance, condition and repair, and so as not to detract from the appearance of the Project. Landlord shall have the right to approve maintenance personnel. If Tenant shall fail to maintain or repair Tenant's Exterior Sign in the condition required hereunder within thirty (30) days after written notice by Landlord, Landlord may so repair and maintain Tenant's Exterior Sign, at Tenant's sole cost and expense (which Tenant shall pay to Landlord as additional rent when billed by Landlord), without limiting Landlord's other rights and remedies.

     4.   Intentionally Omitted.

     5. Landlord does not represent or warrant that installation of Tenant's Exterior Sign hereunder will comply with any applicable federal, state, county or local law or ordinances or the regulations of any of their agencies or any quasi-governmental requirements or any other applicable agreements. Landlord shall use its best efforts (without the expenditure of any money unless paid by Tenant in advance of the required expenditure) to assist Tenant in obtaining such approvals. Tenant shall at all times comply with any applicable laws, ordinances, regulations and requirements pertaining to Tenant's Exterior Sign.

     6. Except to the extent arising out of the negligence or intentional acts of Landlord, its agents or employees, Tenant shall defend, indemnify, and hold Landlord harmless from and against any and all loss, cost, claim, damage, liability or expense which Landlord may incur as a direct or indirect result of Tenant's installation, maintenance or other activities in connection therewith, and including but not limited to attorneys' fees, whether or not any legal action is instituted. This indemnity obligation shall include Landlord's partners, officers, directors, employees, trustees, beneficiaries, affiliates and agents ("Indemnitees"). Tenant shall maintain commercial general liability insurance covering risks of bodily injury, death or property damage arising directly or indirectly out of Tenant's installation, maintenance or other activities in connection therewith, in the amount of at least $3,000,000 combined single limit per occurrence with a responsible insurance company reasonably satisfactory to Landlord having a rating of not less than A-X in Best's Insurance Guide and licensed to do business in the State of California, which policy shall include a contractual liability endorsement and shall include Landlord and the other Indemnitees (as defined above) as additional insureds. Tenant shall provide a certificate of such insurance to Landlord prior to commencing the installation work for the Tenant's Exterior Sign, and such insurance policy shall not be cancelable without at least thirty (30) days written notice to Landlord. Except to the extent arising out of the negligence or intentional acts of Landlord, its agents and employees, Landlord shall not be responsible for Tenant's Exterior Sign in the event of loss or damage thereto from any cause whatsoever.
Tenant, on behalf of its insurers, hereby waives any rights of subrogation against Landlord (or the "Indemnitees" defined above).

     7. Landlord shall have the right to use photographs of the Project, including Tenant's Exterior Sign, in Landlord's brochures and other materials without compensation to Tenant.

     8. Upon termination of this Lease, or the sign rights hereunder by expiration or otherwise, unless Landlord requests Tenant to leave Tenant's Exterior Sign in place, Tenant shall (and may at any time during the Term upon three (3) months' prior written notice) remove Tenant's Exterior Sign and fully repair and restore the Project to the same or better condition than prior to installation of Tenant's Exterior Sign. If Tenant does not commence to repair any damage or injury to Tenant's Exterior Sign or to the Project as a result of the installation or removal of Tenant's Exterior Sign, or does not commence to remove (after Tenant's sign rights hereunder have terminated) Tenant's Exterior Sign within ten (10) days after written request, or if Tenant does not thereafter proceed to diligently complete such work, Tenant hereby authorizes Landlord to make such repairs or remove and dispose of Tenant's Exterior Sign, and Tenant shall promptly pay Landlord's reasonable charges for doing so as additional rent. Landlord shall not be liable for any property so disposed or removed by Landlord.

     9. Tenant acknowledges that Tenant's signage rights with respect to Tenant's Exterior Sign were negotiated by Landlord and Tenant in consideration of, and would not have been granted by Landlord but for, the high quality, first-class reputation of Tenant and the size and intended use of the Premises. Tenant may not assign, sublease, or otherwise transfer such signage rights to any third party or transferee (other than Affiliate) or change the name on Tenant's Exterior Sign without the prior consent of Landlord (which may be withheld in Landlord's reasonable discretion).

     10. Tenant's rights to Tenant's Exterior Sign as set forth in this Exhibit "G" shall constitute a license coupled with an interest. Landlord agrees not to revoke this license until the Term (including any options to renew thereunder validly exercised) expires or is sooner terminated, except pursuant to Paragraph 39D of this Lease.

     11. Tenant shall pay all costs directly or indirectly related to Tenant's Exterior Sign, including, but not limited to their design, installation, maintenance, replacement and removal, and except as expressly set forth in this Lease, or this Exhibit, shall reimburse Landlord for any out-of-pocket costs reasonably incurred by Landlord that Landlord would not have incurred but for Tenant's exercise of its rights with respect to Tenant's Exterior Sign.

                                 ADDENDUM TO
                               LEASE AGREEMENT
                           RE: LEASE OF PREMISES AT
                        2850 OCEAN PARK BOULEVARD AND
                          3100 OCEAN PARK BOULEVARD,
                           SANTA MONICA, CALIFORNIA
                               (THE "PREMISES")




     NOTWITHSTANDING anything to the contrary contained in the Lease Agreement (the "Lease"), between Spieker Properties, L.P., a California limited partnership ("Lessor"), and eToys, Inc., a Delaware corporation ("Tenant"), the following provisions of this Addendum to Lease Agreement (this "Addendum") shall be incorporated into and be a part of the Lease and shall supersede any inconsistent provisions of the Lease.


     1. GRANT OF LICENSE. Landlord hereby grants Tenant, at no charge, a nonexclusive license to install on the roof of each of the 2850 Building and the 3100 Building ONE (1) satellite dish which is no more than eighteen (18) inches in diameter which shall be enclosed by a screen and the nonexclusive right to run connecting lines to such satellite from the 2850 Space or 3100 Space, as applicable (such satellite dish and such connecting lines and equipment herein referred to as the "Equipment"). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. The plans and specifications for all the Equipment shall be approved by Landlord in writing prior to any installation. Tenant shall be responsible for any damage to the roof or conduit system as a result of Tenant's installation, maintenance and/or removal of the Equipment.

     2. LOCATION. The location of the satellite dish and the rest of the Equipment shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall not change the location of, or alter or install additional Equipment or paint the satellite dish or the other Equipment without Landlord's prior written reasonable consent. Tenant agrees that Landlord shall direct the placement of the satellite dish inside the roof well (in a location which provides Tenant with good reception), other than locations that are scheduled to accommodate building equipment or services.


     3. COMPLIANCE WITH LAW. Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders and regulations regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

     4. TAXES. Tenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.


     5. RELOCATION. Landlord may require Tenant, at Tenant's sole cost and expense, to relocate the Equipment during the term of the Lease to a location approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.


     6. TERMINATION. Upon any termination of the Lease, Landlord reserves the right to terminate Tenant's right pursuant to this Addendum immediately.


     7. INTERFERENCE. Operation of the Equipment shall not unreasonably interfere in any manner with equipment systems or utility systems of other tenants, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Equipment causes such unreasonable interference, Tenant immediately shall suspend operation of the Equipment until such unreasonable interference is eliminated.


     8. MAINTENANCE AND REPAIR. Tenant shall maintain the Equipment in good condition and repair, at Tenant's sole cost and expense. Landlord may from time to time require that Tenant repaint the satellite dishes at Tenant's expense to keep the same in an attractive condition. In the event the Tenant fails to repair an maintain the Equipment in accordance with this paragraph 8, Landlord may, but shall not be obligated to, make any such repairs or perform any maintenance to the Equipment after 30 days notice to Tenant and Tenant shall reimburse Landlord upon demand for all out-of-pocket costs and expenses incurred by Landlord in connection therewith.


     9. ACCESS. Tenant may access the roof for repair and maintenance of each satellite dish, only during normal business hours, on not less than 24 hours prior written notice to Landlord unless otherwise approved by Landlord. Tenant shall designate in writing to Landlord all persons whom Tenant authorizes to have access to the roof for such purposes. Upon such designation and prior identification to Landlords' building security personnel, such authorized persons shall be granted access to the roof by Landlord's building engineer. Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with Tenant's access to the roof pursuant to this Paragraph 9.


     10. INDEMNITY AND INSURANCE. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under the Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.


     11. NO LANDLORD RESPONSIBILITY. Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment, (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof, or (iv) interference with use of the Equipment arising out of utility interruption or any other cause, except for injury to persons or damage to property caused by the negligence or intentional misconduct of Landlord, its agents or the Landlord Related Parties. If no event shall Landlord be responsible for consequential damages. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as is" condition. Tenant acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.


     12. USE. Tenant shall use the Equipment solely for the operations within the Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the Project or any other person or entity.


     13. REMOVAL. Tenant shall, at Tenant's sole expense, remove each satellite dish and such other portions of the Equipment as Landlord may designate, and restore the affected areas to their condition prior to installation of the Equipment (i) if Tenant fails to perform any of its obligations under this Addendum within fifteen (15) days after request of Landlord, or immediately in the event of emergency, (ii) immediately if such removal is required by any governmental agency having jurisdiction over the Equipment, and (iii) in any event, no later than fifteen (15) days after expiration or earlier termination of the Lease. If Tenant fails to remove the Equipment when and as required under this Addendum, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in the Lease.


     14. SURVIVAL. The covenants, obligations and indemnities under this Addendum shall survive expiration or earlier termination of the Lease for any reason.
                                      -2-

     Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.


LANDLORD:                                        TENANT:


Spieker Properties, L.P., a                 eToys, INC., a Delaware corporation
California limited partnership


By:  Spieker Properties, Inc., a Maryland      By: /s/
              corporation                         --------------------------
     Its General Partner                            Name:
                                                         -------------------
                                                    Its:
                                                        --------------------

                                               Date:
                                                    ------------------------
   By: /s/
      --------------------------
        Name:
             -------------------
        Its: Senior Vice President

   Date:
        ------------------------


                                      -3-